PROSPECTUS

                                                Filed Pursuant to Rule 424(b)(1)
                                                      Registration No. 333-14497

                                1,000,000 UNITS

                                 [NAVIDEC LOGO]

               EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
                     AND ONE COMMON STOCK PURCHASE WARRANT

    Each Unit ("Unit") of NAVIDEC, Inc., a Colorado corporation (the "Company") consists of one share of Common Stock, no par value per share (the "Common Stock"), and one Common Stock Purchase Warrant ("Warrant"). Of the 1,000,000 shares of Common Stock and 1,000,000 Warrants included in the Units offered hereby, 755,000 shares of the Common Stock and 1,000,000 Warrants are being sold by the Company and 245,000 shares of Common Stock are being sold by certain stockholders of the Company (the "Bridge Financing Selling Stockholders"). See "Bridge Financing Selling Stockholders." Until the completion of this offering, the Common Stock and Warrants may only be purchased together as a Unit at the public offering price of $6.00 ("Offering Price"), of which $.10 is the public offering price allocated to the Warrants. The Units, Common Stock and Warrants offered hereby are sometimes hereinafter collectively referred to as the "Securities." Upon completion of the offering, the Common Stock and the Warrants will immediately trade separately. The Company will not receive any of the proceeds from sales of Common Stock included in the Units by the Bridge Financing Selling Stockholders. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $7.20 (120% of the Offering Price) until February 10, 2002 (five years from the date of this Prospectus). The Warrants are redeemable at the option of the Company, at $.05 per Warrant, at any time on or after February 10, 1998 (one year from the date of this Prospectus) or such earlier date as may be determined by Joseph Charles & Associates, Inc., the representative (the "Representative") of the Underwriters, upon at least thirty days' notice if the closing price of the Common Stock equals or exceeds $8.40 (140% of the Offering Price) for twenty consecutive trading days ending within thirty days prior to the date notice of redemption is given, and at such time there is a current effective registration statement covering the shares of Common Stock underlying the Warrants.

    In addition to the shares of Common Stock included in the Units and being sold hereby by the Bridge Financing Selling Stockholders, an aggregate of 104,126 shares of Common Stock and 349,126 Warrants are being registered simultaneously with this offering for resale by such Bridge Financing Selling Stockholders. The Bridge Financing Selling Stockholders have, however, agreed not to resell any additional Common Stock or Warrants until ten months from the consummation of this offering. See "Additional Registered Securities" and "Underwriting."
                           --------------------------

                                                        (CONTINUED ON NEXT PAGE)

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                            PROCEEDS TO
                                                                                               BRIDGE
                                                                           PROCEEDS TO       FINANCING
                                             PRICE TO      UNDERWRITING        THE            SELLING
                                              PUBLIC       DISCOUNT(1)      COMPANY(2)      STOCKHOLDERS

Per Share...............................      $5.90           $0.59           $5.31            $5.31

Per Warrant.............................      $0.10           $0.01           $0.09             $--

Total (3)...............................    $6,000,000       $600,000       $4,099,050       $1,300,950

                                     (FOOTNOTES CONTINUED ON INSIDE FRONT COVER)

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND
     IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY
     INVESTORS WHO
          CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
                       FACTORS" BEGINNING ON PAGE 8 AND
                                  "DILUTION."

    The Securities are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offering and to reject any offer to purchase in whole or in part. It is expected that delivery of the certificates representing the Securities will be made against payment therefor at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212, or through the facilities of Depository Trust Company, on or about February 14, 1997.

                       JOSEPH CHARLES & ASSOCIATES, INC.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 10, 1997

(FOOTNOTES CONTINUED FROM COVER)

------------------------

(1) Does not include additional compensation to be received by the Representative in the form of (i) a 3% non-accountable expense allowance and
    (ii) sale to the Representative for $100 of options ("Representative's Options") to purchase 100,000 shares of Common Stock at a price of $7.38 (125% of the offering price of the Common Stock) exercisable over a period of four years, commencing one year from the date of this Prospectus. The Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting other expenses of this offering payable by the Company, estimated to be $515,000, including the Representative's non-accountable expense allowance.

(3) The Company has granted the Underwriters an option ("Over-allotment Option"), exercisable within 45 days from the date of this Prospectus, to purchase up to 150,000 additional Units on the same terms as set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriters' Over-allotment Option is exercised in full, the total Price to the Public, Underwriting Discount, and Proceeds to the Company will be $6,900,000, $690,000 and $4,909,050, respectively. See "Underwriting."

    Prior to this offering, there has been no public market for the Securities of the Company and there can be no assurance that any such market will develop or be sustained after this offering. The initial public offering price of the Securities has been determined by negotiation between the Company and the Representative and does not necessarily reflect the Company's asset value, performance or any other established criteria. For information regarding the factors considered in determining the initial public offering price of the Securities and the terms of the Warrants, see "Underwriting." The Units, the Common Stock and the Warrants have been approved for inclusion on The NASDAQ SmallCap-SM- Market under the symbols NVDCU, NVDC and NVDCW, respectively.

    AS OF THE DATE OF THIS PROSPECTUS, THE COMPANY WILL BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AND IN ACCORDANCE THEREWITH WILL FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS AND SUCH OTHER PERIODIC REPORTS AS THE COMPANY DEEMS APPROPRIATE OR AS MAY BE REQUIRED BY LAW.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO CAREFULLY READ THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING BUT NOT LIMITED TO THE RISK FACTORS.

                                  THE COMPANY

    The Company is a leading provider of comprehensive Internet and Intranet solutions for regional, national and international business organizations. The Company also serves as a distributor of various high technology and other products through traditional and electronic channels. The Company provides its services and distributes its products to over 500 customers as of the date of this Prospectus. The Company's Internet/Intranet solutions focus on all aspects of commercial Internet and Intranet presence, including design and development of World Wide Web ("WWW" or "Web") sites, marketing, database integration, electronic commerce and order fulfillment. ("Intranets" are internal corporate networks based upon protocols and technology developed for the Internet.) See "Business--Internet/Intranet Solutions." Product distribution includes the sale and installation of high technology systems and components from third party manufacturers principally through traditional distribution channels. See "Business--Distribution and Related Services." The Company's core competencies in Internet/Intranet technology and traditional product marketing and distribution form its business model of providing complete Internet/Intranet solutions. These solutions include computer and network infrastructure equipment, software and services, content and aggregation, electronic commerce and fulfillment of orders.

    The Company provides Internet/Intranet solutions to regional, national and international clients including Hewlett Packard, AT&T, KN Energy, Kimmon Electric of Japan, the Colorado Avalanche National Hockey League team, Gannett's KUSA-TV Denver, the Colorado Rockies Major League Baseball team, Live Entertainment, the Denver Metro Convention Bureau and others. See "Business-- Significant Clients." The Company distributes high technology products manufactured or produced by IBM, Apple, Hewlett Packard, Tektronix, Kimmon Electric of Japan, Hayashi Denko, Silicon Graphics, Netscape, Netcom, Sybase and others. See "Business--Distribution and Related Services."

    To date, distribution of high technology products and related services has accounted for the substantial majority of the Company's revenue. Although the Company intends to continue expansion of its traditional high technology product distribution, the Company believes that substantial revenue growth opportunities exist in the Internet/Intranet solutions industry and the Company has positioned itself to take advantage of these growth opportunities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Company has developed a number of strategic relationships with Internet industry participants, including subcontracting arrangements with AT&T and IBM (see "Business--Marketing"), and designated reseller arrangements with AT&T, IBM, Hewlett Packard, Silicon Graphics, Microsoft, Netscape and Sybase. Many of these companies also employ the Company's Internet/Intranet Solutions and refer clients to the Company. See "Business--Business Strategy." The Company believes that the combination of these relationships with the Company's business model allows the Company to offer uniquely complete, integrated commercial Internet and Intranet solutions to its clients. The Company is able to design and implement Internet or Intranet sites and networks serving the full range of client needs, from simple informational sites to interactive product distribution sites to advanced, user friendly corporate Intranets. The Company has also developed a number of proprietary software tools to implement Internet/Intranet interactivity and electronic commerce on the Internet. These tools are licensed to clients in connection with Internet/Intranet sites and networks designed and maintained by the Company. See "Business-- Internet/Intranet Solutions." In addition, many of the Company's Internet/Intranet clients have become sources of recurring revenue as a result of their continued utilization of the full range of Internet/Intranet solutions offered by the Company, including technical upgrades, site maintenance, advertising and marketing. See "Business--Business Strategy."

    The Company merged with Interactive Planet, Inc., a designer and developer of Internet World Wide Web ("WWW" or "Web") sites, in July 1996. The consideration for the merger was the issuance of an aggregate of 678,877 shares of Common Stock to the shareholders of IPI and a $75,000 note payable to one shareholder of IPI. The merger was consummated in order to establish the Company's business model of combined expertise in traditional marketing and distribution and Internet/Intranet technology. See "Business--Overview."

    UNLESS OTHERWISE INDICATED, ALL SHARE AND PER SHARE DATA AND INFORMATION CONTAINED IN THIS PROSPECTUS RELATING TO THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING (I) ASSUMES THE EFFECT OF A 1-FOR-2 REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON SHARES EFFECTED OCTOBER 18, 1996 AND THE EFFECT OF A
 .85-FOR-1 REVERSE SPLIT OF THE COMPANY'S OUTSTANDING SHARES TO BE EFFECTIVE ON THE DATE OF THIS PROSPECTUS, (II) ASSUMES THE ISSUANCE UPON CONSUMMATION OF THIS OFFERING OF AN AGGREGATE OF 349,126 UNITS UPON CONVERSION OF $1,437,500 PRINCIPAL AMOUNT OF 10% UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTES OF THE COMPANY ("BRIDGE PROMISSORY NOTES") SOLD IN A PRIVATE PLACEMENT FINANCING IN AUGUST THROUGH OCTOBER 18, 1996 ("BRIDGE FINANCING PRIVATE PLACEMENT"), (III) ASSUMES NO EXERCISE OF THE WARRANTS, (IV) ASSUMES NO EXERCISE OF THE OVER-ALLOTMENT OPTION, (V) DOES NOT INCLUDE 100,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE TO THE REPRESENTATIVE UPON EXERCISE OF OPTIONS TO BE ISSUED TO THE REPRESENTATIVE UPON CONSUMMATION OF THIS OFFERING (THE "REPRESENTATIVE'S OPTIONS"), AND (VI) DOES NOT INCLUDE A TOTAL OF 212,500 SHARES RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS FOR 212,500 SHARES OF COMMON STOCK GRANTED TO AN EMPLOYEE OF THE COMPANY (THE "EMPLOYEE'S OPTIONS").

    THIS PROSPECTUS INCLUDES PRODUCT NAMES, TRADE NAMES AND MARKS OF COMPANIES OTHER THAN THE COMPANY. ALL OTHER COMPANY OR PRODUCT NAMES ARE TRADEMARKS, REGISTERED TRADEMARKS, TRADE NAMES OR MARKS OF THEIR RESPECTIVE OWNERS AND ARE NOT THE PROPERTY OF THE COMPANY.

                                  THE OFFERING

Common Stock Outstanding Prior to the Offering...........................  1,700,595 shares

Common Stock Offered by the Company......................................  755,000 shares

Common Stock Offered by the Bridge Financing Selling Stockholders........  245,000 shares

Common Stock to be Outstanding After the Offering........................  2,804,721
                                                                           shares(1)

------------------------

(1) Includes 104,126 shares of Common Stock to be issued to Bridge Financing Selling Stockholders which are not included in this offering.

Use of Proceeds...................  For purchase of capital equipment, development of
                                    Internet/ Intranet solutions, advertising and marketing,
                                    repayment of loans and working capital and other general
                                    corporate purposes. See "Use of Proceeds."

NASDAQ SmallCap-SM- Symbols

    Units.........................  NVDCU

    Common Stock..................  NVDC

    Warrants......................  NVDCW

Risk Factors......................  The Securities offered hereby are highly speculative and involve a high degree of risk and should be purchased
                                    only by investors who can afford the loss of their
                                    entire investment. See "Risk Factors." In addition,
                                    there is immediate substantial dilution from the public
                                    offering price. See "Dilution."

                     SUMMARY COMBINED FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

    The following tables set forth summary combined financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and IPI and pro forma financial information, and should be read in conjunction with and is qualified in its entirety by the more detailed financial statements, pro forma combined financial information and related notes thereto, and other financial information included herein.

                                      FISCAL YEAR ENDED DECEMBER 31, 1995       NINE MONTHS ENDED SEPTEMBER 30, 1996
                                    ----------------------------------------  ----------------------------------------
STATEMENTS OF OPERATIONS DATA       NAVIDEC, INC.    IPI(1)    PRO FORMA(2)   NAVIDEC, INC.      IPI     PRO FORMA(3)
----------------------------------  --------------  ---------  -------------  --------------  ---------  -------------
Net Revenues......................   $      4,121   $     168   $     4,288    $      4,222   $     185   $     4,408
Operating Loss....................             (3)     --              (174)           (585)       (100)         (770)
Net Loss..........................            (23)     --              (194)           (714)       (101)         (900)
Loss Per Share....................   $       (.02)              $      (.09)   $       (.35)              $      (.44)
Shares Outstanding(4).............      1,352,075                 2,030,952       2,030,952                 2,030,952

                                                                                                  PRO FORMA
                                                                                           ------------------------
                                                                                             BEFORE        AFTER
BALANCE SHEET DATA AT SEPTEMBER 30, 1996                                   NAVIDEC, INC.   OFFERING(5)  OFFERING(6)
------------------------------------------------------------------------  ---------------  -----------  -----------
Cash....................................................................     $     277      $     749    $   4,264
Working Capital (Deficit)...............................................          (463)            80        3,745
Total Assets............................................................         2,307          2,857        6,086
Long-Term Liabilities...................................................           959          1,579          141
Stockholders' Equity (Deficit)..........................................           (10)           (10)       4,807

------------------------

(1) IPI was incorporated May 15, 1995.

(2) Reflecting the combination of the Company and IPI as if the acquisition occurred January 1, 1995.

(3) Reflecting the combination of the Company and IPI as if the acquisition occurred January 1, 1996.

(4) Options and shares from the conversion of the Bridge Promissory Notes were considered in the calculation of weighted average shares under the treasury stock method based on the proposed public offering price.

(5) Reflecting the Company as if the issuance of the Bridge Promissory Notes were completed on September 30, 1996.

(6) Reflecting the Company as if the issuance and conversion of the Bridge Promissory Notes and this offering were completed on September 30, 1996.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

RISK FACTORS RELATING TO THE COMPANY

    1. HISTORY OF OPERATING LOSSES. Although the Company has been in business for three years, its business has only recently expanded into Internet and Intranet infrastructure equipment, software and services, content creation and aggregation, commerce and distribution (together, "Internet/Intranet Solutions"). As a result of this expansion, the Company is subject to all the risks inherent in a new business enterprise. The Company has only a very limited operating history in the Internet/Intranet Solutions business upon which to base any evaluation of the Company's performance and prospects in such business. On a pro forma combined basis for the year ended December 31, 1995 (which includes approximately six months of Interactive Planet, Inc.'s ("IPI") operations since its formation), the Company would have realized $4,288,317 in net sales and recorded a net loss of $193,719. On a pro forma combined basis for the nine months ended September 30, 1996, the Company would have recorded $4,407,862 in net sales and a net loss of $900,326. Although there has been growth in annual revenue, the Company likely will incur losses and experience negative cash flow during at least the first three quarters following this offering. The Company plans to focus in the near future on growing its Internet/Intranet Solutions business and increasing its distribution activities. In order to do so, it must increase significantly its expenses for personnel, marketing, equipment and other product purchases. In addition, the Company may experience fluctuations in future operating results due to a variety of factors (many of which are out of the Company's control), including general economic conditions, specific economic conditions in the Internet industry, capital and other costs relating to the expansion of operations and the mix of services and distribution channels offered by the Company. There can be no assurance that the Company's operations will generate sufficient revenues to become profitable. The likelihood of the Company's success must be considered relative to the problems, experiences, difficulties, complications and delays frequently encountered in connection with the operation and development of a new business and the competitive environment in which the Company operates. See "Business."

    2. IPI HISTORY OF OPERATING LOSSES. IPI operated from May 1995 until the merger with the Company in July 1996. During that time IPI accumulated net losses of approximately $100,000. The business of IPI is integral to the Company's new focus on Internet/Intranet Solutions. Management believes that substantial revenue growth opportunities exist in the Internet/Intranet Solutions business; however, there can be no assurance that the Company's Internet/Intranet Solutions business will achieve profitability. See "Business--Internet/Intranet Solutions" and Financial Statements.

    3. POSSIBLE INABILITY TO CONTINUE AS A GOING CONCERN. The Company's independent auditor has included paragraphs in each of its reports accompanying the audited financial statements of the Company as of September 30, 1996 and December 31, 1995, and the audited financial statements of IPI as of December 31, 1995, which state that the respective losses from operations and negative cash flows from operations of the Company and IPI raise substantial doubt about each company's ability to continue as a going concern. IPI was merged into the Company in July 1996 and no longer operates as a separate entity. Management has taken a number of actions to improve the Company's cash position and operating results, including (i) raising $1,232,670 in net proceeds from the Bridge Financing Private Placement in August through October 18, 1996; (ii) completing the merger with IPI which merger management believes will enhance the operating results of the combined entity and (iii) undertaking the public offering contemplated hereby. Management believes that the proceeds from this offering after amounts used to repay debt will be sufficient to finance its cash requirements for at least the next 12 months. There can, however, be no assurance that the Company will be profitable in the future or that the net proceeds of this offering, together with any funds provided by operations and presently available capital, will be sufficient to fund the

Company's ongoing operations and there can be no assurance that additional financing can be obtained in the future if needed. See Financial Statements, "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Bridge Financing Private Placement."

    4. SIGNIFICANT CAPITAL REQUIREMENTS. The Company's capital requirements have been and will continue to be significant. To date, the Company has been dependent primarily on bank loans and loans from the Company's affiliates and employees, as well as the net proceeds from the recent Bridge Financing Private Placement, to fund its capital requirements. To date, there has been limited equity investment in the Company. The Company is dependent on and intends to use a significant portion of the proceeds of this offering to fund its ongoing operations as well as to implement its proposed expansion plans. The Company anticipates that the proceeds to the Company from this offering, together with projected cash flow from operations, will be sufficient to fund the Company's operations during the twelve months following the consummation of this offering. In the event that the Company's plans change, there are any delays in implementing the proposed expansion, the Company's projections prove to be inaccurate or the proceeds of this offering prove to be insufficient, the Company may be required to seek additional financing or curtail its operations and/or expansion activities. In such case, the Company will generally be required to seek additional debt or equity financing to fund the costs of daily operation and of continuing to expand its operations. Any additional equity financing may involve substantial dilution to the Company's then-existing stockholders. The Company has no current commitments or arrangements with respect to, or readily available sources of, additional financing and there can be no assurance that the current stockholders of the Company will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing will be available to the Company when needed or, if available, that it can be obtained on commercially reasonable terms. Any inability to obtain additional financing when needed would have a material adverse effect on the Company including requiring the Company to curtail the expansion of its operations and possibly causing the Company to cease its operations. Even if the Company is successful in its expansion plans, no assurances can be given that the Company will be successful or that investors will derive a profit from their investment. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.

    5. DEVELOPING MARKET; UNPROVEN MARKET FOR THE COMPANY'S PRODUCT. The Internet, and particularly the Web, represent markets for the Company's products and services which have only recently begun to develop, are rapidly evolving and are characterized by low barriers to entry and an increasing number of market entrants who have introduced or developed a wide variety of products and services for communication, information and commerce. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for new products and services are subject to a high level of uncertainty. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, compatibility, cost, difficulty in obtaining user demographic information, difficulty of use and access, and quality of service) remain unresolved and may impact the growth of Internet and Web use. There can be no assurance that marketing or commerce over the Internet will become widespread, or that products and services which are being developed by the Company for use on the Internet will become accepted. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be reluctant to adopt a new strategy that could make their existing products and infrastructure obsolete. In addition, there can be no assurance that individual personal computer users in business or at home will adopt the Web for on-line commerce and communication. Because the market for the Company's products and services is new and evolving, it is also difficult to predict with any assurance the future growth rate, if any, and the size of the market. There can be no assurance that the market for the Company's products and services will continue to expand, that the Company's products or services will be accepted, or that individual personal computer users in business or at home will use the Internet or the Company's products and services for commerce, information and communication. If a significant market develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected. See "Business."

    6. RISKS RELATING TO COMPETITION; DYNAMIC MARKET. The market for Internet/Intranet Solutions is new, intensely competitive, quickly evolving and subject to rapid technological change. This market is also characterized by low barriers to entry and frequent product introductions, and the Company therefore expects competition will increase in the future. Some of the Company's current and many of the Company's potential competitors have greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. Potential competitors include browser and software vendors and servers, PC and UNIX software vendors, on-line service providers, client/server applications and other database companies, multimedia companies, document management companies, networking software companies, network management companies, educational software companies, traditional advertising agencies and interactive television. In a broader sense, the Company may compete with the more traditional marketing and distribution mediums, such as traditional distribution channels developed for products and services. This intense level of competition could materially and adversely affect the Company's future operating results and financial conditions.

    A large number of companies act as manufacturer's representatives and re-marketers of high technology equipment and related products, and the Company's competition in this business is therefore also intense. The distribution business is also characterized by low barriers to entry. In some instances, the Company, in acting as a re-marketer, may compete with the original manufacturer. Many of the Company's competitors in the distribution business have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company.

    There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition. See "Business--Competition."

    7. RAPID OBSOLESCENCE AND TECHNOLOGICAL CHANGE. The market for Internet/Intranet Solutions is characterized by rapidly changing technology, frequent introductions of new products and evolving industry standards which result in product obsolescence and short product life cycles. Accordingly, the Company's success is dependent upon its ability to anticipate technological changes in the industry and to continually identify, obtain and successfully market new products and services that satisfy evolving technologies, customer preferences and industry requirements. There can be no assurance that competitors will not market products and services which have perceived advantages over those of the Company or which render products and services to be offered by the Company obsolete or less marketable. See "Business."

    8. DEPENDENCE ON INTERNET INFRASTRUCTURE AND ACCESS. The Company's revenues will depend in large part upon a robust industry and infrastructure for providing Internet access and carrying Internet traffic. Notwithstanding current interest and worldwide subscriber growth, the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure or complementary products, such as high speed modems. Because global commerce and on-line exchange of information on the Internet and other open area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. There can be no assurance that the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will be developed or, if developed, that the Internet will in fact become a viable commercial marketplace. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the Company's business, operating results and financial condition will be materially adversely affected. See "Business."

    9. NEED FOR MANAGEMENT OF GROWTH. The Company's rapid growth and plans for further growth have placed, and are expected to continue to place, a significant strain on its administrative, operational and financial resources. The Company's ability to sustain growth effectively will depend, in part, on its ability to manage growth and to train, motivate and manage its employees. Currently, the Company relies on a limited staff which is responsible for all of the Company's activities, including sales and promotion, client planning, product distribution and technical development of products for clients. Many of the staff members are currently performing a combination of these functions. The Company's continued growth will require it to recruit and hire new technical, sales and marketing personnel so that the staff can be better specialized to market the services of the Company and serve client needs. At the present time, the Company plans to use a portion of the net proceeds of this offering to increase its sales force and technical staff, although no assurances can be given that qualified personnel can be hired. Market competition for the services of the limited number of people who are capable of performing the technical services of the Company is intense. The inability to recruit, hire and retain necessary personnel or the emergence of unexpected expansion difficulties could adversely affect the Company's business, operating results and financial condition. See "Management" and "Business--Employees."

    10. DEPENDENCE ON RELATIONSHIPS. The Company maintains many important relationships with it clients and suppliers. These relationships often result in opportunities for expanding the Company's client base, technical capability and revenue base. The most significant of these relationships are with AT&T, IBM, Hewlett Packard, Silicon Graphics, Microsoft, Netscape and Sybase. While the Company has contracts with most of these companies, none of the contracts are exclusive and for the most part these companies are free to terminate their relationship with the Company at any time. The termination or deterioration of one or more of these relationships could have a material adverse effect on the Company's business, operating results and financial condition. See "Business."

    11. DEPENDENCE ON MAJOR SUPPLIERS. During the first three quarters of 1996, resales of the products from four manufacturers or aggregators of traditional products marketed by the Company accounted for over 5% of the Company's net sales during such period. The four manufacturers and aggregators are Hewlett Packard, Kimmon Electric of Japan, Tektronix and Micro Age. A disruption in the supply from any of these companies could have an adverse affect on the Company's short-term operating results, but management believes it would be able promptly to find alternative sources for any such products.

    12. DEPENDENCE ON RECURRING REVENUES. A substantial part of the Company's income is derived from the recurring revenues associated with sales of supplies to existing clients and periodic maintenance and upgrades to Internet and Intranet sites. Clients of the Company are not required to purchase supplies from the Company and may find another source for such supplies, or their need for such supplies may diminish or disappear as a result of technological advances or changes in customer utilization of hardware. In addition, most of the Company's Internet/Intranet Solutions clients are not required to utilize the Company for periodic maintenance and updates to their Internet and Intranet sites. Although many of the sites designed for the Company's clients contain proprietary tools licensed by the Company to such clients only so long as the Company maintains such sites, such clients are nonetheless free to take the information content of their sites to their own servers or servers maintained by competitors of the Company. The loss of clients who provide recurring revenues could have a material adverse effect on the Company. See "Business."

    13. DEPENDENCE ON PROPRIETARY TECHNOLOGY; LACK OF PATENTS AND PROPRIETARY PROTECTION; RISKS OF THIRD PARTY INFRINGEMENT CLAIMS. The Company presently has no patents with respect to its proprietary technology. Instead, the Company currently relies upon copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions, all of which afford only limited protection, to protect its proprietary products. Accordingly, there can be no assurance that the Company's measures to protect its current proprietary rights will be adequate to prevent misappropriation of such rights or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies. Additionally, although the Company believes that its products and technologies do not infringe upon the proprietary rights of any third parties, there can be no assurance that third parties will not assert infringement claims against the Company. Similarly, infringement claims could be asserted against products and technologies which the Company licenses, or has the rights to use, from third parties. Any such claims, if proved, could materially and adversely affect the Company's business and results of operations. In addition, although any such claims may ultimately prove to be without merit, the necessary management attention to, and legal costs associated with, litigation or other resolution of such claims could materially and adversely affect the Company's business and results of operations. See "Business--Proprietary Rights."

    14. DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent on the continued service of certain key management personnel, in particular Ralph Armijo, the Company's President and Chief Executive Officer. The loss or interruption of Mr. Armijo's services, for whatever reason, would have a material adverse effect on the Company. In the event of the loss of services of Mr. Armijo, no assurance can be given that the Company will be able to obtain the services of adequate replacement personnel. The loss or interruption of the services of any of the Company's other senior management personnel would also have an adverse effect on the Company. The Company has entered into a two-year employment agreement with Mr. Armijo and the Company currently maintains a $2 million life insurance policy on his life; however, no assurance can be given that the Company will be able to keep such policy in effect. The Company does not have employment agreements with or maintain life insurance policies for any of its other executive officers. See "Management."

    15. GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES. The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, unsolicited marketing, pricing and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's products, increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, operating results or financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as real and intellectual property ownership, libel and personal privacy is uncertain.

    16. ELIMINATION OF DIRECTOR LIABILITY. The Company's Articles of Incorporation contain a provision eliminating a director's liability to the Company or its shareholders for monetary damages for a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Company's Articles of Incorporation also obligate the Company to indemnify its directors and officers to the fullest extent permitted under Colorado law. While the Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate directors of the Company against liability for actions which damage the Company or its shareholders. See "Management."

    17. HISTORY OF RELATED PARTY TRANSACTIONS. During the last two years, the Company and IPI have borrowed approximately $360,000 from related parties, and certain related parties have guaranteed receivables sold with recourse by the Company in the maximum amount of $750,000 and a short term loan in the amount of $70,000. The terms of these related party transactions were not subject to arm's length negotiations and necessarily involved conflicts of interest between the Company and the related parties. The Company's Articles of Incorporation require that related party transactions either be approved by a majority of the disinterested directors or the shareholders of the Company or that the transactions be intrinsically fair to the Company. Nonetheless, there can be no assurance that the Company will not engage in related party transactions which are more favorable to the related parties than would be the case if the transactions were subject to arm's length negotiations. See "Certain Transactions."

RISK FACTORS RELATING TO THIS OFFERING

    1. IMMEDIATE AND SUBSTANTIAL DILUTION. An investor in this offering will experience immediate and substantial dilution of $4.47, or 76%, per share between the adjusted pro forma net tangible book value per share after the offering and the initial public offering price of $5.90 per share. To the extent that any Warrants, options or other securities convertible into shares of Common Stock currently outstanding or subsequently granted to purchase the Common Stock are exercisable at a price less than the net tangible book value per share following this offering, there will be further dilution upon the exercise of such securities. See "Dilution" and "Description of Securities."

    2. CONTROL BY PRINCIPAL STOCKHOLDERS. Based upon the 2,804,721 shares of Common Stock which will be outstanding upon completion of this offering, assuming no exercise of the Warrants, the Over-allotment Option, the Representative's Options or the Employee's Options, the Company's officers and directors, as a group, will beneficially own and control 42% of the Company's outstanding Common Stock (or approximately 24% assuming all of the foregoing Warrants and options are granted and exercised to their fullest extent). In addition, cumulative voting (which provides that a stockholder can cast votes in the election of directors equal to the number of shares owned by such stockholder multiplied by the number of directors to be elected to a single candidate or among the candidates as the stockholder wishes) is not permitted with respect to the Company's Common Stock. As a result, these persons acting together, although not controlling a majority of the Common Stock, will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. See "Principal Stockholders."

    3. NO DIVIDENDS ON COMMON STOCK. The Company has not previously paid any cash or other dividends on its Common Stock and does not anticipate payment of any dividends for the foreseeable future, it being anticipated that any earnings would be retained by the Company to finance its operations and future growth and expansion. See "Dividend Policy."

    4. ARBITRARY DETERMINATION OF OFFERING PRICE. The Combined Offering Price for the Securities has been determined by negotiations between the Company and the Representative and does not necessarily bear any relationship to the assets, performance, book value or net worth of the Company or any other recognized criteria of value. Among the factors considered in determining such price were the business experience of the Company's management, the prospects for the industry in which the Company operates, growth prospects of the Company and prevailing market conditions generally. The Combined Offering Price should not be considered to be an indication of the actual value of the Company. See "Dilution" and "Underwriting--Determination of Offering Price."

    5. MANAGEMENT'S BROAD DISCRETION IN APPLICATION OF PROCEEDS; UNSPECIFIED POSSIBLE FUTURE ACQUISITIONS. Although the Company has tentatively allocated the net proceeds from this offering for various uses, the projected expenditures are estimates and approximations and do not represent firm commitments of the Company. Accordingly, management of the Company has broad discretion to adjust the application and allocation of 100% of the net proceeds of this offering estimated to be $3,584,050, in order to address changed circumstances and opportunities. In the event that the Company's plans change, or if the proceeds of this offering together with the Company's cash flow prove to be insufficient to fund operations, the Company may find it necessary to reallocate some or all of the proceeds from the offering. A portion of the proceeds allocated to Working Capital and other General Corporate Purposes ($1,434,050 or 40% of the net proceeds of this offering) may be used to acquire the assets or operations of companies which would supplement the growth of the Company. No such opportunities are currently under consideration. If the Company does enter into any such acquisition transactions, the shareholders of the Company may not have the ability to review the financial statements of the acquisition candidate or to vote on the acquisition. See "Use of Proceeds."

    6. OFFICERS/DIRECTORS/AFFILIATES TO BENEFIT FROM PROCEEDS. Approximately $150,000 of the proceeds of this offering have been allocated to the repayment of indebtedness, representing approximately 4% of the net proceeds of the offering. Approximately $100,000 will be used to pay the remaining balance on a promissory note of the Company in favor of Mr. Arthur Armijo in the original principal amount of $119,199. Mr. Armijo is a former director and the brother of the Company's President. Approximately $50,000 will be used to pay the remaining balance on a promissory note of the Company in favor of Mr. Patrick Mawhinney in the original principal amount of $45,110. Mr. Mawhinney is the Chief Financial Officer and a director of the Company. The use of the proceeds for this purpose will reduce the amount of proceeds available for other corporate purposes. See "Use of Proceeds" and "Certain Transactions."

    7. NO ASSURANCE OF PUBLIC TRADING MARKET; RISKS ASSOCIATED WITH "PENNY STOCKS;" Prior to this offering, there has been no established trading market for the Company's securities and there can be no assurance that an active trading market for the Company's securities will develop after the completion of this offering. If a trading market does in fact develop for the Securities offered hereby, there can be no assurance that it will be sustained. The Common Stock and Warrants have been approved for listing on the Nasdaq SmallCap-SM-Market System ("NASDAQ"). If the Company should experience losses from operations, it may be unable to maintain the standards for continued quotation on NASDAQ. If, for any reason, the Company's securities are not eligible for either listing or continued listing on NASDAQ or if a public trading market does not develop, purchasers of the Securities may have difficulty selling their Securities should they desire to do so. If the Company's securities are not eligible for listing or continued listing on NASDAQ, they may become subject to rules of the Securities and Exchange Commission concerning penny stocks, which could materially, adversely affect the liquidity of the Company's securities. The regulations define a penny stock as any equity security not listed on a regional or national exchange or NASDAQ that has a market price of less than $5.00 per share, subject to certain exceptions. The material, adverse effects of such designation could include, among other things, impaired liquidity with respect to the Company's securities and burdensome transactional requirements associated with transactions in the Company's securities, including, but not limited to, waiting periods, account and activity reviews, disclosure of additional personal financial information and substantial written documentation. These requirements could lead to a refusal of certain broker-dealers to trade or make a market in the Company's securities.

    8. POSSIBLE VOLATILITY OF STOCK PRICE. The trading prices of the Company's securities could be subject to wide fluctuations in response to quarterly variations in actual or anticipated results of operations of the Company, changes in analysts' earnings estimates, announcements of technological innovations or new products or services by the Company or its competitors, general conditions in the Internet or other high technology industries or other factors. In addition, the securities markets frequently experience extreme price and volume fluctuation which affect market prices for securities of companies generally, and technology companies in particular. Such fluctuations are often unrelated to the operating performance of the affected companies. Broad market fluctuations may adversely affect the market price of the Company's securities.

    9. POSSIBLE ADVERSE EFFECTS DUE TO SHARES ELIGIBLE FOR FUTURE SALE. Upon consummation of this offering, the Company will have 2,804,721 shares of Common Stock outstanding, of which 755,000 shares of Common Stock offered hereby by the Company and the 245,000 shares of Common Stock offered by the Bridge Financing Selling Stockholders will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). In addition, 104,126 additional shares of Common Stock issuable upon conversion of the Bridge Promissory Notes are also being registered simultaneously with this offering for resale by the holders thereof from time to time after ten months from the consummation of this offering. When sold, such shares will be freely tradable without restriction or further registration under the Securities Act. The remaining 1,700,595 shares of Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to a registration statement under the Securities Act; in compliance with the exemption provisions of Rule 144; or pursuant to another exemption under the Securities Act. The holders of all 1,700,595 restricted shares have agreed not to sell any shares of Common Stock owned by them for a period of twelve months after the date of this Prospectus without the Representative's prior written consent. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of the Company's securities may be sold in the public market may adversely affect prevailing market prices for the securities and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

    10.  FUTURE ISSUANCES OF STOCK BY THE COMPANY WITHOUT SHAREHOLDER
APPROVAL. Following the sale of the Securities offered hereby, a total of 2,804,721 shares of Common Stock will be issued and outstanding. The remaining authorized but unissued shares of Common Stock not reserved for specific purposes may be issued without any action or approval of the Company's stockholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could significantly dilute the public ownership of the Company, which could adversely affect the market. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. The holders of options, Warrants and other securities convertible into shares of Common Stock have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders. The existence of the aforementioned options and Warrants and any other options or warrants that may be granted in the future may prove to be a hinderance to future equity financings by the Company. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Description of Securities."

    11. CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Company will be able to issue shares of its Common Stock upon the exercise of Warrants only if there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission and such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. Although the Company has undertaken to maintain the effectiveness of a current Prospectus covering the Common Stock underlying the Warrants, there can be no assurance that the Company will be successful in maintaining a current registration statement. The Warrants, therefore, may be deprived of any value if for any reason a current prospectus covering the Common Stock issuable upon exercise of the Warrants is not kept effective, or if such Common Stock is not qualified or exempt from qualification in the states in which the Warrant holders reside. The Company intends to qualify the sale of the Common Stock and the Warrants in all states in which the Units are initially sold, although certain exemptions under certain state securities ("blue sky") laws may permit the Common Stock and Warrants to be transferred to purchasers in states other than those in which the Common Stock and Warrants were initially qualified. See "Description of Securities--Warrants."

    12. WARRANTS SUBJECT TO REDEMPTION. Each Warrant will entitle the holder to purchase one share of Common Stock at an exercise price equal to 120% of the Offering Price commencing from the effective date of this Prospectus. The Warrants are redeemable by the Company for $.05 per Warrant at any time one year after the date of this Prospectus (which period may be reduced or waived by the Representative in its sole discretion) upon at least thirty days' prior written notice provided the closing price of the Common Stock for twenty consecutive trading days within the thirty-day period preceding the date of the notice of redemption equals or exceeds 140% of the Offering Price. In the event the Company exercises the right to redeem the Warrants, a holder would be forced either to exercise the Warrants within the period of the notice of redemption (which could occur at a time when it may be disadvantageous to do so), to sell the Warrants at the then current market price when the holder might otherwise wish to hold them, or to accept the redemption. The Company presently expects to call all of the Warrants for redemption as soon as permitted provided that a current prospectus relating to the Common Stock underlying such Warrants is then in effect. See "Description of Securities--Warrants."

    13. CONTINUING INVOLVEMENT WITH REPRESENTATIVE. The Underwriting Agreement with the Representative provides for the Company's continuing involvement with the Representative after this offering, including (i) the Company's agreement to retain the Representative as a consultant for two years from the date of this Prospectus for a fee of $3,000 per month, (ii) the Company's agreement to allow the Representative to nominate a director or to designate a consultant to the Board of Directors for a period of four years from the date of this Prospectus,
(iii) the Company's agreement to appoint the Representative as Warrant solicitation agent and to pay a fee for such services equal to three percent of the exercise price of Warrant exercises solicited by the Representative, (iv) the grant to the Representative of an option to purchase 100,000 shares of Common Stock at an exercise price of 120% of the offering price for the Common Stock, and (v) the right of the Representative to allow the Company to redeem the Warrants at a date earlier than twelve months after the date of this Prospectus provided the other conditions for redemption have been satisfied. The fees to be paid to the Representative will reduce the amount of working capital available for other purposes and the Representatives options involve the risks specified above under "Future Issuances of Stock by the Company Without Shareholder Approval." See "Underwriting Agreement," "Additional Registered Securities" and "Description of Securities--Stock Purchase Warrants."

                                USE OF PROCEEDS

    After deducting the underwriting discount of $455,450 and other expenses of the offering estimated to be $515,000 (which includes the Representative's non-accountable expense allowance), the Company will receive net proceeds from the offering of approximately $3,584,050. The Company expects to use the proceeds substantially as follows:

                                                                                                        APPROXIMATE
                                                                                       APPROXIMATE     PERCENTAGE OF
APPLICATION OF PROCEEDS                                                               DOLLAR AMOUNT     NET PROCEEDS
------------------------------------------------------------------------------------  --------------  ----------------
Purchase of Capital Equipment(1)....................................................   $    750,000            21%
Development of Internet/Intranet Solutions(2).......................................        750,000            21%
Advertising and Marketing(3)........................................................        500,000            14%
Repayment of Loans(4)...............................................................        150,000             4%
Working Capital and Other General Corporate Purposes(5).............................      1,434,050            40%
                                                                                      --------------          ---
    Total...........................................................................   $  3,584,050           100%
                                                                                      --------------          ---
                                                                                      --------------          ---

------------------------

(1) Such proceeds will be utilized for the purchase of additional computer equipment, information systems and database services required in connection with the Company's anticipated growth.

(2) Includes the development of new proprietary software tools, upgrades of existing proprietary software tools, license fees for third-party software tools and training of personnel for new Internet/Intranet technologies and applications.

(3) Such proceeds will principally be used for purchasing advertising in trade journals, newsprint and on the Internet to expand awareness of the Company's products and services in domestic and international markets.

(4) Includes repayment of the loans to Arthur Armijo, the brother of the Company's President, and Patrick Mawhinney, a director, executive officer and principal shareholder of the Company. The loan from Mr. Armijo bears interest at 5% per annum and has no fixed maturity date. The loan from Mr. Mawhinney bears interest at 10% per annum and matures December 31, 1997.

(5) This sum shall be available to fund anticipated increases in accounts receivable and inventories and for the payment of operational expenses including salaries, rent and other similar items to the extent revenues from operations are insufficient for such purposes. Additionally, these proceeds may be used to acquire the assets or operations of other companies which would supplement the growth of the Company. No such opportunities are currently under consideration.

    The amounts set forth above are the Company's best estimates based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's anticipated future revenue and expenditures, and merely indicate the proposed use of proceeds. Actual expenditures may vary substantially from these estimates depending upon many factors, such as the financial health of the Company, economic conditions, possible mergers with or acquisitions of other companies (the determination of which shall be in the sole discretion of management), the success, if any, of the Company's business and operations and the availability of other financing arrangements, such as lines of credit and loans. Accordingly, stockholders of the Company must rely upon the judgment and discretion of management with regard to that portion of the net proceeds of this offering allocated for working capital and general corporate purposes. To the extent that the Over-allotment Option or the Warrants are exercised, any proceeds received from such exercise will be used for Working Capital and Other General Corporate Purposes. Pending use of the proceeds from this offering as set forth above, the Company may invest all or a portion of such proceeds in short-term bank certificates of deposit, U.S. Government obligations, money market investments and short-term investment grade securities.

                                DIVIDEND POLICY

    The Company intends to retain earnings, if any, to finance the development and expansion of its business. Accordingly, the Company does not intend to pay cash dividends in the foreseeable future on its Common Stock. Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The payment of dividends, therefore, is within the discretion of the Company's Board of Directors. Cash dividends, if any, that may be paid in the future to holders of Common Stock will be payable when, as and if declared by the Board of Directors of the Company, based upon the Board's assessment of the financial condition of the Company, its earnings, need for funds, capital requirements and other factors, including any applicable laws. In addition, any financing which the Company may obtain in the future may contain provisions restricting the Company's ability to pay dividends. The Company is not currently a party to any agreement restricting the payment of dividends.

                                    DILUTION

    The difference between the initial public offering price per share of Common Stock and the adjusted pro forma net tangible book value per share after giving effect to this offering constitutes the dilution to investors in this offering. Adjusted pro forma net tangible book value per share is determined by dividing the adjusted pro forma net tangible book value of the Company (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding. All numbers included herein assume conversion of all of the Bridge Promissory Notes to Common Stock and Warrants prior to this offering and do not give effect to the conversion or exercise of any convertible securities or options outstanding or being sold hereby.

    At September 30, 1996, the net tangible book value of the Company was negative $(1,025,343), or $(0.60) per share of Common Stock (based on 1,700,595 shares outstanding). After giving effect to the Bridge Financing Private Placement, the net tangible book value of the Company would have been $334,657, or $.16 per share of Common Stock (based on 2,049,721 shares outstanding, assuming the issuance of an aggregate of 349,126 shares upon conversion of the Bridge Promissory Notes). After giving effect to the sale by the Company of the 755,000 shares of Common Stock offered by it hereby and the receipt of estimated net proceeds to the Company of $3,584,050 (after deducting underwriting discounts and commissions and estimated expenses of this offering), and after giving effect to the merger with IPI and the Bridge Financing Private Placement, the net tangible book value of the Company at September 30, 1996, would have been $3,999,446 or $1.43 per share. This represents an immediate increase in the net tangible book value of $1.27 per share to the existing stockholders and an immediate dilution of net tangible book value of $4.47 (or 76%) per share to new investors in this offering. The following table illustrates the foregoing dilution to the investors on a per share basis:

Initial public offering price per share...............................             $    5.90
Pro forma net tangible book value per share before offering...........  $     .16
Increase per share attributable to new investors......................  $    1.27
                                                                        ---------
Pro forma net tangible book value per share after offering............             $    1.43
                                                                                   ---------
Dilution per share to new investors...................................             $    4.47
                                                                                   ---------
                                                                                   ---------

    To the extent outstanding options and Warrants are exercised, further dilution to new investors in this offering may result.

    The following table sets forth, on an unaudited pro forma basis as of September 30, 1996, the differences in the total consideration and the average price per share paid by the Company's existing stockholders, the Bridge Financing Selling Stockholders and investors in this offering with respect to the Company's Common Stock:

                                                                                                      TOTAL CONSIDERATION
                                                                  SHARES PURCHASED                 -------------------------
                                                    ---------------------------------------------                  AVERAGE
                                                                      APPROX.                        APPROX.      PRICE PER
                                                        NUMBER        PERCENT         AMOUNT         PERCENT        SHARE
                                                    --------------  ------------  ---------------  ------------  -----------
Existing Stockholders.............................    1,700,595           60.6%   $    822,104(3)          11%    $    0.48
Bridge Financing Selling Stockholders.............      104,126(1)         3.7%        428,999              6%    $    4.12
New Investors.....................................    1,000,000(2)        35.7%      5,900,000             83%    $    5.90
                                                    --------------         ---    ---------------         ---         -----
    Total.........................................    2,804,721            100%   $  7,151,103            100%    $    2.55
                                                    --------------         ---    ---------------         ---         -----
                                                    --------------         ---    ---------------         ---         -----

------------------------

(1) Does not include 245,000 shares of Common Stock sold in this offering by the Bridge Financing Selling Stockholders.

(2) Includes 755,000 shares of Common Stock purchased from the Company and 245,000 shares of Common Stock purchased from the Bridge Financing Selling Stockholders.

(3) Includes paid in capital of the Company at September 30, 1996 and the value assigned to the shares of Common Stock issued to IPI shareholders in the merger.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of September 30, 1996 (i) on an actual basis; (ii) on a pro forma basis to reflect the issuance of an additional $620,000 of the Bridge Promissory Notes from October 1, 1996 through October 18, 1996; and (iii) on a pro forma basis as adjusted to give effect to the conversion of the Bridge Promissory Notes into 349,126 shares of Common Stock and Warrants upon consummation of this Offering, and the sale of the 755,000 shares of Common Stock and 1,000,000 Warrants offered by the Company hereby and the application of the net proceeds therefrom as described under "Use of Proceeds." This table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                                                           SEPTEMBER 30, 1996
                                                                                             (IN THOUSANDS)
                                                                                 --------------------------------------
                                                                                                          PRO FORMA AS
                                                                                  ACTUAL     PRO FORMA      ADJUSTED
                                                                                 ---------  ------------  -------------
Long-term debt.................................................................  $     959  $   1,579(1)   $     141(2)

Shareholder's Equity
  Common Stock, no par value, authorized 20,000,000 shares; issued and outstanding 1,700,595 shares actual; 1,700,595 shares pro forma; 2,829,721
    shares pro forma as adjusted...............................................        400        400          5,217

Accumulated Deficit............................................................       (410)      (410)          (410)
                                                                                 ---------     ------         ------
Total Shareholder's Equity (Deficit)...........................................  $     (10) $     (10)     $   4,807
                                                                                 ---------     ------         ------
    Total Capitalization.......................................................  $     949  $   1,569      $   4,948
                                                                                 ---------     ------         ------
                                                                                 ---------     ------         ------

------------------------

(1) Includes Bridge Promissory Notes in the principal amount of $1,437,500.

(2) Reflects the conversion of the Bridge Promissory Notes.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

    The following tables set forth summary combined financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and IPI and pro forma financial information, and should be read in conjunction with and is qualified in its entirety by the more detailed financial statements, pro forma combined financial information and related notes thereto, and other financial information included herein.

                                      FISCAL YEAR ENDED DECEMBER 31, 1995       NINE MONTHS ENDED SEPTEMBER 30, 1996
                                    ----------------------------------------  ----------------------------------------
STATEMENTS OF OPERATIONS DATA       NAVIDEC, INC.    IPI(1)    PRO FORMA(2)   NAVIDEC, INC.      IPI     PRO FORMA(3)
----------------------------------  --------------  ---------  -------------  --------------  ---------  -------------
Net Revenues......................   $      4,121   $     168   $     4,288    $      4,222   $     185   $     4,408
Operating Loss....................             (3)     --              (174)           (585)       (100)         (770)
Net Loss..........................            (23)     --              (194)           (714)       (101)         (900)
Loss Per Share....................   $       (.02)              $      (.09)   $       (.35)              $      (.44)
Shares Outstanding(4).............      1,352,075                 2,030,952       2,030,952                 2,030,952

                                                                                                  PRO FORMA
                                                                                           ------------------------
                                                                                             BEFORE        AFTER
BALANCE SHEET DATA AT SEPTEMBER 30, 1996                                   NAVIDEC, INC.   OFFERING(5)  OFFERING(6)
------------------------------------------------------------------------  ---------------  -----------  -----------
Cash....................................................................     $     277      $     749    $   4,264
Working Capital (Deficit)...............................................          (463)            80        3,745
Total Assets............................................................         2,307          2,857        6,086
Long-Term Liabilities...................................................           959          1,579          141
Stockholders' Equity (Deficit)..........................................           (10)           (10)       4,807

------------------------

(1) IPI was incorporated May 15, 1995.

(2) Reflecting the combination of the Company and IPI as if the acquisition occurred January 1, 1995.

(3) Reflecting the combination of the Company and IPI as if the acquisition occurred January 1, 1996.

(4) Options and shares from the conversion of the Bridge Promissory Notes were considered in the calculation of weighted average shares under the treasury stock method based on the proposed public offering price.

(5) Reflecting the Company as if the issuance of the Bridge Promissory Notes were completed on Sepember 30, 1996.

(6) Reflecting the Company as if the issuance and conversion of the Bridge Promissory Notes and this offering were completed on September 30, 1996.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The Company was organized as ACI Systems, Inc. in July 1993. The Company's principal sources of revenue are resales of computer equipment, high technology peripherals and electronic components manufactured by independent vendors ("Product Distribution") and services related to Internet/Intranet Solutions. Effective July 1, 1996, the Company acquired all of the outstanding common shares of IPI in exchange for 678,877 shares of the Company's Common Stock and a promissory note for $75,000 payable to a shareholder of IPI and merged IPI into the Company. Management believes the merger with IPI has accelerated implementation of the Company's Internet/Intranet Solutions operating plan while contributing to continued growth in systems integration and sales of networking and computer peripherals and supplies. The historic operations of IPI prior to the merger were minimal and comparable financial data is not available. Accordingly, only limited discussion of IPI operating results is possible.

    The Company's strategy is to increase revenue generated by its two core competencies: (1) Internet/ Intranet Solutions, which are focused in five major market areas, including computer and network infrastructure equipment, software and services, content and aggregation, electronic commerce and order fulfillment, and (2) Product Distribution. The Company has built and intends to continue to build an infrastructure that assumes this strategy will succeed. The failure of the Company to achieve this strategy could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company recognizes revenue upon delivery of its Internet/Intranet Solutions and Product Distribution goods. Internet/Intranet Solutions generally begin with consulting arrangements which are billed on an hourly basis and progress to a bid for a proposed project. Deposits are then taken upon acceptance of the bid. Most of the Company's customers elect to update and expand their Web sites frequently, and clients are billed monthly on a time and materials basis for these services. Additional sources of ongoing revenue include revenue from advertising sold by the Company on clients' Web sites, revenue from sales of merchandise and services over clients' Web sites and revenue from maintenance of client Web sites. The Company receives a percentage of the gross revenue from advertising and merchandise sales immediately upon completion of these sales.

    Presently, the Company factors its receivables on a recourse basis allowing it to have readily available access to cash from receivables at acceptable discount rates. See Note 7 to the Financial Statements of NAVIDEC, Inc. Depending upon the Company's cash position, management will consider alternative credit facilities in order to lower its cost of capital.

RESULTS OF OPERATIONS

    NAVIDEC, INC.

    The following table sets forth for the periods indicated the percentage of net sales represented by certain line items included in the Company's statement of operations.

                                                                             NINE MONTHS ENDED
                                                                                                           YEAR ENDED
                                                                                SEPTEMBER 30              DECEMBER 31
                                                                          ------------------------  ------------------------
                                                                             1996         1995         1995         1994
                                                                          -----------  -----------  -----------  -----------
Net Sales...............................................................        100%         100%         100%         100%
Cost of Sales...........................................................         81           81           81           75
                                                                                ---          ---          ---          ---
Gross Margin............................................................         19           19           19           25
Operating Expense.......................................................         33           17           19           23
Other Income (Expense)..................................................         (3)          (1)          (1)           1
                                                                                ---          ---          ---          ---
Net Income (Loss).......................................................        (17)%          2%          (1)%         (1)%
                                                                                ---          ---          ---          ---
                                                                                ---          ---          ---          ---

    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

    Net sales for the nine months ended September 30, 1996 were $4,222,433 which represents an increase of 39% compared to the prior year period net sales of $3,044,539. The increase in net sales was principally due to implementation of the Company's Internet/Intranet Solutions operating plan, growth in systems integration and growth in sales of networking and computer peripherals and supplies.

    Gross margin was 19% during the nine months ended September 30, 1996 and 1995. Subsequent to the merger with IPI, gross margin improved as compared to the first six months of 1996 as a result of a larger proportion of sales from Internet/Intranet Solutions, including advertising and merchandise sales.

    Operating expenses for the nine months ended September 30, 1996 were $1,390,779 compared with $508,235 for the prior year period. The increase in operating expenses was primarily the result of an increase in staff and marketing activity and legal and consulting fees. Operating expenses related to executive salary will be higher in future periods as a result of employment agreements with officers and others executed during the third quarter of 1996.

    Net interest expense for the nine months ended September 30, 1996 was $128,332 compared with $21,135 for the prior year period. The increased interest expense for 1996 was a direct result of the Bridge Promissory Notes, increased credit facilities with the Company's banks and expenses related to loans from its principal shareholders. Interest expense should be reduced during fiscal 1997 as a result of the conversion of the Bridge Promissory Notes upon consummation of this offering.

    YEAR ENDED DECEMBER 31, 1995 AND 1994

    Net sales for fiscal 1995 were $4,120,742 which represents an increase of 125% compared to net sales of $1,830,734 in fiscal 1994. The increase was primarily attributable to the Company's introduction of new products and services with an emphasis in two areas: (1) computer systems integration and networking and (2) computer peripherals and supplies. Net sales generated by systems integration and networking increased by $1,323,476, or 1620%, in fiscal 1995 to $1,405,183 compared to $81,707 for fiscal 1994. Net sales generated by computer peripherals and supplies increased by $779,812, or 309%, in fiscal 1995 to $1,032,003 compared to $252,191 for fiscal 1994. The increase in revenues in both cases was primarily attributable to expanded product lines, increased marketing activities and greater market penetration.

    Gross margin was 19% during fiscal 1995 as compared to 25% during fiscal 1994. The decline in gross margin was principally due to the increased cost of products imported from Japan (as a result of the decreased value of the Dollar against the Yen) and increased sales of higher volume, lower gross margin products. Gross margins have improved in the third quarter of 1996 as a result of increasing sales of higher margin Internet/Intranet Solutions.

    Operating expenses for fiscal 1995 were $784,150 compared with $497,284 for fiscal 1994. The increase in operating expenses was primarily due to an increase in personnel expenses.

    Net interest expense for fiscal 1995 was $29,739 compared with $17,867 for fiscal 1994, reflecting the Company's increased borrowing levels during fiscal 1995.

IPI

    MAY 15, 1995 (INCEPTION DATE) TO DECEMBER 31, 1995

    IPI was founded in May 1995 and therefore had no revenues during fiscal 1994. Revenues for 1995 were $167,574. Gross margin was 78% of revenues during 1995, which reflects the nature of IPI's business of providing high margin services which are billed at a contract or hourly basis to its customers. Operating expenses for the year ended December 31, 1995 totalled $131,739. The principal operating expenses were salary, payroll taxes and marketing expenses.

    SIX MONTHS ENDED JUNE 30, 1996

    Revenues for the six months ended June 30, 1996 were $185,429 with gross margin of 68%. Operating expenses for the six months ended June 30, 1996 were $225,161. The decline in gross margin and increase in operating expenses for the six months ended June 30, 1996 compared to the period ended December 31, 1995 resulted principally from the decision of IPI's management to invest in content aggregation Web sites such as All About Colorado. See "Business."

LIQUIDITY AND CAPITAL RESOURCES

    Through September 30, 1996, the Company funded its operations primarily through revenues generated from operations, the Bridge Financing Private Placement, loans from principal shareholders and employees, lines of credit and factoring arrangements made available to it by banks. On September 30, 1996, the Company had cash and cash equivalents of $276,804 and a net working capital deficit of $462,531. This compares with cash and cash equivalents of $106 and a working capital deficit of $92,423 at December 31, 1995.

    The Company raised net proceeds of approximately $1,232,670 from sale of the Bridge Promissory Notes from August through October 18, 1996. Management believes that such proceeds combined with the proceeds of this offering will be sufficient to fund the Company's operations for at least the next twelve months.

    Cash used in operating activities for the Company totalled $605,359 and $48,554 for the nine month periods ended September 30, 1996 and 1995, respectively. Cash used in investing activities consisted of expenditures for property and equipment. Such expenditures increased to $377,307 during the nine months ended September 30, 1996 from $35,140 during the prior year period primarily due to expanded operations. During the nine months ended September 30, 1996 and 1995, cash from financing activities included borrowings (including advances under the Company's line of credit and factoring arrangement and proceeds from the Bridge Financing Private Placement) of $3,206,866 and $661,698, respectively, net of note and line of credit payments of $2,519,772 and $580,658, respectively.

    Cash used in operating activities by the Company totalled $104,951 during fiscal 1995 as compared to $153,931 during fiscal 1994. Cash used in investing activities in each of fiscal 1995 and fiscal 1994 consisted of expenditures for property and equipment of $34,210 and $33,600, respectively. Expenditures for property and equipment were the direct result of increasing business operations. Cash provided by financing activities consisted of borrowings (including advances under the Company's revolving line of credit) of $790,215 and $488,885 during fiscal 1995 and fiscal 1994, respectively, net of $659,004 and $330,203 in note and line of credit payments during fiscal 1995 and fiscal 1994, respectively.

    The Company has not recorded a deferred tax asset as it cannot conclude to date that it is more likely than not that the deferred tax asset will be realized.

    The Company's independent auditor has included paragraphs in each of its reports accompanying the audited financial statements of the Company as of September 30, 1996 and December 31, 1995 and 1994, and the audited financial statements of IPI as of December 31, 1995, which state that the respective losses from operations and negative cash flows from operations of the Company and IPI raise substantial doubt about each company's ability to continue as a going concern (see pages F-7 and F-22 of the Financial Statements). IPI was merged into the Company in July 1996 and accordingly no longer operates as a separate entity. The Company incurred a net loss of approximately $900,000 for the first nine months of 1996 on a pro forma combined basis and will incur significant cost in further development of its Internet/ Intranet Solutions. The Company has however experienced a 39% increase in net sales for the nine months ended September 30, 1996 compared to the prior year period and management believes that gross margin will improve in future periods as a result of increasing sales of higher margin Internet/Intranet Solutions. The Company's net loss for the nine months ended September 30, 1996 reflected increased operating expenses, which are expected to decline as a percentage of net sales in periods following this offering.

    The Company raised net proceeds of approximately $1,232,670 from sales of the Bridge Promissory Notes from August through October 18, 1996. At September 30, 1996, the Company's current liabilities exceeded its current assets by approximately $463,000, its cash balance was $276,804, and it had fully utilized its receivables factoring arrangement. Since such date, the Company has expended substantially all of the net proceeds from the sale of the Bridge Promissory Notes, and the Company's cash position has declined accordingly. The Company nonetheless believes that the proceeds of this offering will be sufficient to meet its cash requirements for at least the next 12 months. See "Use of Proceeds." There can however be no assurance that the Company will be profitable in the future or that the net proceeds of this offering, together with any funds provided by operations and presently available capital, will be sufficient to fund the Company's ongoing operations. If the Company has insufficient funds, there can be no assurance that additional financing can be obtained on acceptable terms, if at all. The absence of such financing would have a material adverse effect on the Company's business, including a possible reduction or cessation of operations.

    Upon completion of this offering, the Company plans to use a substantial portion of the proceeds to expand its Internet/Intranet Solutions business. Planned expenditures include up to $750,000 for the purchase of additional computer equipment, information systems and database services required in connection with the Company's anticipated growth; up to $750,000 for the development of new proprietary software tools, upgrades of existing proprietary software tools, license fees for third-party software tools and training of personnel for new Internet/Intranet technologies and applications; and up to $500,000 for advertising and marketing including advertising in trade journals, newsprint and on the Internet to expand awareness of the Company's products and services. See "Use of Proceeds."

    Except for historical information contained herein, statements in this discussion, including information regarding the combined business of the Company and IPI, are forward looking statements. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecast results.

INFLATION

    The Company does not believe that inflation will have a material impact on the Company's future operations.

                                    BUSINESS

OVERVIEW

    The Company is a leading provider of comprehensive Internet and Intranet solutions for regional, national and international business organizations. The Company also serves as a distributor of various high technology and other products through traditional and electronic channels. The Company provides its services and distributes its products to over 500 customers as of the date of this Prospectus. The Company's Internet/Intranet Solutions focus on all aspects of commercial Internet and Intranet presence, including design and development of World Wide Web ("WWW" or "Web") sites, marketing, database integration, electronic commerce and order fulfillment. Product distribution includes the sale of high technology systems and components manufactured by third parties, principally through traditional distribution channels, and related services. The Company's core competencies in Internet/Intranet technology and traditional product marketing and distribution form its business model of providing complete Internet/Intranet Solutions. These solutions include computer and network infrastructure equipment, software and services, content and aggregation, electronic commerce and fulfillment of orders.

    The Company was formed as a Colorado corporation in July 1993 and since that time has engaged in the distribution of high technology products and related services. The Company merged with IPI, a designer and developer of Internet World Wide Web sites, in July 1996. The Company issued an aggregate of 678,877 shares of Common Stock to the shareholders of IPI and a promissory note in the amount of $75,000 to one shareholder of IPI in exchange for all of the issued and outstanding stock of IPI. Prior to the merger, there was no affiliation between the Company or its officers and directors and IPI and its former officers, directors and principal shareholders. The terms of the merger were determined by arm's length negotiations between the Company and IPI. The merger was consummated in order to establish the Company's business model of combined expertise in traditional marketing and distribution and Internet/ Intranet technology.

BUSINESS STRATEGY

    The Company's goal is to enhance its position as a leading provider of comprehensive networking and electronic marketing and distribution solutions to regional, national and international clients. To achieve this objective, the Company is pursuing the following strategies.

    LEVERAGE EXPERTISE AND CORE COMPETENCIES. The Company leverages its expertise in two core businesses, high technology product distribution and Internet/Intranet Solutions, into complete electronic marketing and networking solutions. The Company's solutions span all segments of the commercial Internet industry, including networking equipment and routers, Internet software, Internet/Intranet design and implementation, content creation and aggregation, promotion and advertising, electronic commerce and order fulfillment. Management believes that its ability to offer this full range of Internet/Intranet products and services as well as traditional distribution and marketing services is unique in its industry.

    EXPLOIT RECURRING REVENUE STREAMS. The Company emphasizes ongoing services to its Internet/ Intranet Solutions clients, which services are a source of recurring revenues often well in excess of the fees associated with initial Web site development. Most of the Company's clients elect to update and expand their Web sites on at least a monthly basis to reflect updated information and the latest Internet technology. The data underlying a number of client Web sites is stored on a Company server which is connected to the Internet by a high-speed T-1 connection. The Company receives a monthly maintenance fee for this "hosting" service. The Company also develops and markets advertising space on a number of client Web sites and receives a portion of the revenues generated from such advertisements. Annual recurring revenues derived from some Internet/Intranet Solutions clients have been several times the original site development revenues from those clients.

    DEVELOP STRATEGIC RELATIONSHIPS. The Company has developed technology, marketing and distribution relationships with a number of leading Internet industry and computer companies. Important relationships include those with AT&T, IBM, Silicon Graphics, Sybase, Netscape, Netcom, Verity, Ajilon Services and Ryan & Associates. The Company's strategic relationships with IBM and AT&T have led to subcontracting agreements with those companies for the provision by the Company of Internet/Intranet Solutions to customers of IBM and AT&T. See "--Marketing." As a result of the Company's technical expertise, it has been designated as a Netscape Commercial Applications Products Provider Partner (NCAPP), which is Netscape's top reseller designation and which allows the Company to offer all of Netscape's high-end commercial Internet software products to its clients. These and other strategic relationships have fueled much of the recent growth of the Company, and management expects them to continue to generate additional clients and revenue.

    MAINTAIN EXPERTISE. The Company intends to use a substantial portion of the proceeds from this offering for development of proprietary software tools, licensing of new third-party software tools and training of personnel in order to maintain the Company's technological expertise. See "Use of Proceeds."

    EMPHASIZE CLIENT RETURN ON INVESTMENT. The Company furnishes clients with solutions which are designed to provide a return on their investment through generation of leads, increased sales, reduced personnel expenses and/or revenues from advertising. The Company intends to further promote advertising on client Internet and Intranet sites as a means of offsetting clients' site development, update and maintenance costs. The Company also intends to emphasize hardware solutions such as on- and off-site free standing kiosks which include a computer terminal linked to the Web site of the client. These kiosks are designed to expand the audience for the client's electronic marketing presence.

    PROMOTE INTRANETS. The Company believes that many companies can benefit from the ease of use and familiarity of a Web-style interface for their internal networks. Intranets can provide an open, non-proprietary "enterprise" interface to a closed, proprietary "legacy" database system, thereby avoiding the need to replace the entire legacy system when an updated enterprise interface is desired. The Company has an informal strategic relationship with Ajilon Services, a major provider of legacy/enterprise conversion and data migration services, which allows the Company to offer integrated database conversion and migration solutions as part of its Intranet solutions. The Company has implemented a major Intranet system for KN Energy and intends to promote its expertise in this area to other large companies with a need for an easy to use internal network interface.

    EXPAND TRADITIONAL DISTRIBUTION CHANNELS. To date, distribution of high technology products and related services has accounted for the substantial majority of the Company's revenue. The Company intends to expand its high technology product distribution business by increasing its sales staff and its national network of local representatives for products distributed by the Company. The Company also plans to implement and promote its own Internet Web site for direct sales of high technology products.

INTERNET/INTRANET SOLUTIONS

    INTERNET/INTRANET INDUSTRY OVERVIEW

    The Internet is a network of computer networks that are both commercially and publicly owned. The networks all use a common set of nonproprietary networking protocols. This commonality of protocols provides what appears to the Internet user to be a seamless, integrated virtual network notwithstanding the heterogeneity of the computer hardware and communications systems underlying the Internet. Although the individual networks comprising the Internet are privately owned, no one organization owns or controls the Internet. Any network may join or remove itself from the Internet at any time and this open access has allowed the Internet to grow exponentially as a resource in the United States and world-wide.

    Each new network (or individual connecting through a network) becomes not only a consumer of information available on the Internet but also a potential information or content provider to other users of the Internet. The following table illustrates the growth in computers and routers ("hosts") which are connected to the Internet.

GRAPH SHOWING NUMBER OF INTERNET HOSTS FROM AUGUST 1981 THROUGH JUNE OF 1996 AS REPORTED BY NETWORK WIZARDS WITH DATA AVAILABLE ON THE INTERNET AT HTTP://WWW.NW.COM -- DATA POINTS ARE AS FOLLOWS:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INTERNET HOST GROWTH
Aug-81                        213
May-82                        235
Aug-83                        562
Oct-84                      1,024
Oct-85                      1,961
Feb-86                      2,308
Nov-86                      5,089
Dec-87                     28,174
Jul-88                     33,000
Oct-88                     56,000
Jan-89                     80,000
Jul-89                    130,000
Oct-89                    159,000
Oct-90                    313,000
Jan-91                    376,000
Jul-91                    535,000
Oct-91                    617,000
Jan-92                    727,000
Apr-92                    890,000
Jul-92                    992,000
Oct-92                  1,136,000
Jan-93                  1,313,000
Apr-93                  1,486,000
Jul-93                  1,776,000
Oct-93                  2,056,000
Jan-94                  2,217,000
Jul-94                  3,212,000
Oct-94                  3,864,000
Jan-95                  4,852,000
Jul-95                  6,642,000
Jan-96                  9,472,000
Jul-96                 12,881,000

    Internet networks are connected in a variety of ways, including regular analog phone lines, high-speed digital lines and fiber optic links. The Internet permits users to communicate electronically, share or publish information, download software and participate in commercial transactions. Internet data packets are transferred through flexible routing protocols which allow signals to reach their destinations even though portions of the network may be down or overburdened. Nonetheless, because of the rapidly growing traffic on the Internet, users sometimes report significant delays in data transfer and some loss of data. There is a risk that as the Internet grows in popularity, its infrastructure will become overwhelmed to the point where its functionality is impaired, perhaps significantly.

    Because connecting directly to the Internet requires expensive equipment and considerable technical expertise, most Internet users connect to the Internet through one of a rapidly growing number of local and national Internet Service Providers ("ISPs"), including the major on-line services such as America Online and Compuserve. The Company is not one of these ISPs.

    THE WORLD WIDE WEB. Much of the recent growth in Internet use has been attributable to a network of servers and information available via open protocols known as the World Wide Web. The Web can be accessed through software programs such as Netscape Navigator and Microsoft Explorer, which allow non-technical users to exploit the capabilities of the Internet. The Web enables users to find, retrieve and link to multimedia content on the Internet with easy to use graphical interfaces. Electronic documents are published on Web servers in a common format called hypertext markup language ("HTML"). Web software browsers can retrieve these documents across the Internet by making requests through a standard communications protocol called Uniform Resource Locators, or "URLs."

    The technical capabilities of the Web together with the increasing availability of user-friendly navigational and utility tools and search engines such as Yahoo, Excite, Webcrawler, Magellan and Alta Vista are responsible for the rapid growth in the popularity of the Web as a distribution channel. The Web is growing exponentially with over 1,000 businesses joining as participants each day. (Source: Network Wizards). In October 1996, International Data Corp. estimated the number of Web users at 31.4 million and projected the number of users to grow to 163 million by the year 2000.

    The term "Web site" is commonly used to describe the computer screen layouts and the file server computer that are accessible by users of the Web. Typically, a Web site has a collection of "Web pages" which may contain text, graphics, pictures, sound, animation, video or other multimedia content. One important feature of the HTML format is that it allows a Web user to travel to other sites simply by selecting with a mouse or other pointing device a text or graphic marker on the current Web page. In this manner, users can quickly and effortlessly connect to Web pages that are part of the same Web site or to Web pages located on servers in another continent. Web sites vary significantly in their complexity and interactivity. A simple Web site may have only text in outline form. More complex sites may have full multimedia content. Web sites may also vary in their level of interactivity with the user. Many Web sites are for inquiry only (informational), while others allow the user to interact with, enter and process information (interactive).

    COMMERCIAL USES OF THE INTERNET. Commercial uses of the Internet include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and Internet support. The Company views the Internet and in particular the Web as presenting significant opportunities for electronic marketing, sale and distribution of products. In the Company's view, the Internet's benefits include:

    - Low cost in comparison to other marketing channels

    - Direct marketing of products and services

    - Audio/visual display and demonstration of products

    - Ability to capture orders electronically at significantly lower personnel costs than traditional order-taking

    - Provision of client services such as order tracking and trouble-shooting

    - Immediate fulfillment and satisfaction of certain orders, such as software and information deliverable electronically

    - Customer convenience (24-hour, 7 days a week access)

    - Potential for narrowly-targeted marketing

    A number of companies have developed systems to maintain the security of transactions on the Internet and the Company has developed its own proprietary merchandise engine which provides security for order-taking functions. There can however be no assurance that breaches in transaction security will not have an adverse effect on the growth and viability of on-line commerce.

    ADVERTISING. The Internet is essentially a media outlet and as such serves as an attractive platform for advertising. In July 1996, SIMBA Information Inc. projected that advertising revenues from the Web and the four largest on-line services (America Online, Compuserve, Prodigy and Microsoft Network) will total $200 million in 1996 and grow to $1.17 billion in the year 2000. Typically, advertising on the Web is in the form of a customized graphic box, or "billboard," covering a portion of the screen being viewed. Viewers of the site who are attracted to the advertisement can generally click on the billboard and be connected directly to the Web site of the advertiser, which may be located on the server of the host site or addressed to another Internet server. The Company currently sells advertising on certain Web sites it maintains to companies including AT&T, Silicon Graphics, Sybase, Penzoil, The Rocky Mountain News, The Denver Post and BFI Waste Services. Advertising proceeds are generally shared by the Company and the client that commissioned the site.

    INTRANETS. Because of the ease of use and widespread acceptance of Internet protocols, HTML and other scripting languages and tools, a number of companies have implemented internal networks, or Intranets, based on such protocols. The use of these protocols allows employees using personal computers and Web browser software to access and interact with a broad range of information sources within their company, independent of physical location and underlying computer and database design, on the familiar platform of Web browser software.

    THE COMPANY'S INTERNET/INTRANET SOLUTIONS

    The Company provides its Internet/Intranet Solutions through six business units: Business Development Services, World Wide Web Services, Marketing Services, Media Services, Client Services and Channel Services. These units function as a team in providing solutions for clients. The Internet/Intranet Solutions provided to clients often also involve one or more of the traditional distribution services offered by the Company. See "--Distribution and Related Services."

    BUSINESS DEVELOPMENT SERVICES are delivered through consulting engagements, generally billed on an hourly basis, in which Company professionals analyze client business requirements and recommend comprehensive solutions for the client's Internet or Intranet requirements. Proposed solutions offered by the Company include one or more of the following components:

    - Network solutions

    - Web site specifications

    - Private Intranets

    - Web distribution strategies

    - Traditional channel strategies

    - Integrated marketing

    - Image development

    - Product introduction

    - Project management

    - Graphic design

    - Product distribution

    WORLD WIDE WEB SERVICES provide the design and implementation of a Web site based upon specifications developed by the Company and the client. The Company's World Wide Web Services also include the design and implementation of private Intranets, including hardware and software implementation.

    The Company designs many of its Web sites with database system integration, which allows the Web site to act as an interface to selected portions of the client's internal legacy or enterprise systems. Such integration allows the Web site to reflect continuously the most current information concerning the client.

    The Company has developed a set of proprietary software tools for implementation on client Web sites. These tools are licensed to clients for use on the particular site for so long as the site is maintained by the Company. A brief description of each of the Company's proprietary tools follows.

    - NAVIDEX. The Navidex tool is a dynamic, database driven table of contents that allows the user to intuitively navigate the Web site.

    - NAVIMAP. The Navimap tool is a graphical representation of site information with links to other areas on the site.

    - MERCHANDISE ENGINE. The Merchandise Engine creates an on-line catalog of products available for sale through the Web site. The Merchandise Engine also contains a secure algorithm for transmitting credit card information and is capable of capturing contact and marketing information from customers placing orders.

    - CALENDAR TOOL. The Calendar Tool provides a visual interface for searching through a database of date oriented activities, announcements, meetings or other events.

    - E-MAIL TOOL. The E-Mail Tool is an e-mail engine which allows e-mail to be sent from the Web site to e-mail addresses designated by the client for purposes such as customer feedback, customer information capture and customer service inquiries.

    - ADMINISTRATION TOOLS. Administration Tools provide clients with the means to maintain and update their sites themselves.

    MARKETING SERVICES consist of market research, marketing, advertising and public relations consulting and implementations designed to promote the client's Internet presence. Such services are generally billed on an hourly basis. Marketing Services also include the promotion and implementation of advertising on client sites where appropriate. The Company generally charges for such advertising placement through sharing of advertising revenues.

    MEDIA SERVICES include digital image capture, post-processing services for scanned images and graphic arts production. The Company offers these services to assist clients in developing a uniform company image that spans both traditional and electronic media. Actual output services provided by the Company include photographic quality prints, color transparencies and printed output in all sizes. The Company typically bills Media Services on a project basis.

    CLIENT SERVICES include technical support, network implementation, Web site maintenance and evolution, hosting of Web sites on a Company Internet server, database management, product support and electronic messaging implementation. The Company charges a variety of fees for these services, ranging from a specific one time fee for change requests to a monthly fee for site maintenance.

    CHANNEL SERVICES include all of the functions necessary to implement an Internet marketing and distribution plan, including on-line sales of merchandise, warehousing and order fulfillment. The Company generates revenues from these services principally through sales commissions which vary depending upon the level of Company involvement in the distribution plan.

    SIGNIFICANT CLIENTS

    The Company's major Internet/Intranet Solutions clients include the following:

    - HEWLETT PACKARD (HTTP://WWW.HP.COM). The Company designed the layout, graphics and reusable templates for the Web pages of three Hewlett Packard divisions (Electronic Measurements Division, Test & Measurement Operations and the Colorado Division) contained within Hewlett Packard's primary Web site.

    - KN ENERGY ONLINE. The Company developed an Intranet for KN Energy that is the primary resource for its employees to access company information. The KN Energy Internet has a number of attractive features, including:

       - a user interface featuring an animated "guide"

       - a fully integrated search engine

       - download capabilities

       - internal authority and signature verification

       - an extensive employee database

     The Company maintains and enhances this network on the basis of a monthly retainer and several major enhancements are planned for the network during 1997.

    - LIVE ENTERTAINMENT (HTTP://WWW.LIVE-ENTERTAINMENT.COM). The Company, in partnership with Ajilon Services, Inc., designed and implemented a Web site for Live Entertainment, which is a major Los Angeles distributor of entertainment video tapes. The Web site interfaces with Live Entertainment's internal database to provide an on-line catalog of all videos offered by Live Entertainment. The Company fulfills on-line orders of Live Entertainment videos from the Company's warehouse facility. The Company completed its initial work on the Live Entertainment Web site in November of 1996 and it became fully operational in December 1996.

    - COLORADO AVALANCHE (HTTP://WWW.COLORADOAVALANCHE.COM). The Company developed this site during the 1995-1996 hockey season and the site has been redesigned for the 1996-1997 season. The site received a four star rating (the highest rating) from Magellan and it was chosen as the best site in the NHL by ISWire. The site generates an average of 300,000 visitors a month, and hosted 2,000,000 visitors after the Avalanche won the Stanley Cup in June of 1996. The redesigned site features advanced graphics, video and audio clips, player statistics and regularly updated features about the team. The Company has a contract in place to maintain the Avalanche site until the end of the 1996-1997 hockey season.

    - OKLAHOMA CITY BOMBING NEWS CONSORTIUM. The Company has a contract to develop a secure Internet site to provide credentialed news organizations with access to pleadings and court transcripts of the trials of the suspects in the Oklahoma City bombing. The site will be accessible only by such credentialed news organizations, and the Company believes that its ability to provide the necessary security was an important factor in obtaining this contract. The Company will receive revenues from commercial sponsors, a number of which have already committed to underwrite the development costs of the site. The site is expected to be completed in March 1997.

    - BURT AUTOMOTIVE GROUP (HTTP://WWW.BURT.COM). The Company created and maintains a large Web site for this multi-dealer automobile retailer. The Company has installed hardware at the various dealerships and has deployed computer kiosks at some of the dealerships to allow walk-in customers to access the Web site information. The Burt Group, with the Company's assistance, intends to place similar kiosks in remote locations such as credit unions to further promote the dealership group. The Company intends to use the Burt site as the prototype for the development of a nationwide network of car dealerships through the Company's association with Ryan & Associates, a national provider of services to automotive dealerships.

    - ALL ABOUT COLORADO (HTTP://WWW.AACO.COM). All About Colorado is a community directory organized by the Company and KUSA-9News, a Denver, Colorado, NBC-TV affiliate. The site contains general information, activity and entertainment listings in over fifty categories. Each category is located on a separate page and each page has billboard advertising space available for sale. The site was redesigned in the fourth quarter of 1996 to provide substantial interactive abilities, such as search capabilities and visitor profiles, and to allow commerce to be performed over the site. The Company believes that this site has the potential to generate substantial advertising revenue, and pursuant to an agreement with the major site sponsors, the Company is entitled to retain a significant percentage of such revenue. The Company completed the first phase of this site in November 1996.

    Other sites developed by the Company include PrimeStar (currently under development), Kimmon Electric Co., Ltd. (http://www.kimmon.com), the Denver-Metro Regional Transportation District (http:// www.RTD-denver.com), Denver Metro Convention & Visitors Bureau (http://www.denver.org), KUSA-9News (http://www.9news.com), the Colorado Rockies (currently under development), Colorado Recreation (http://www.coloradorecreation.com) and the American Animal Hospital Association (http:// www.healthypet.com).

DISTRIBUTION AND RELATED SERVICES

    The Company distributes high technology systems and components manufactured by third parties and provides related services such as system integration and installation. Product distribution clients range from small businesses to Fortune 100 companies. Significant product distribution clients include Lockheed

Martin, Johnson Controls, Hughes Aircraft and US West. The Company serves both as a national manufacturer's representative for the products of certain international manufacturers and as a reseller of selected computer products in the Rocky Mountain region. The Company focuses its distribution efforts towards selling specialized, higher margin products. The Company intends to expand its product distribution activities into electronic channels, including sales over the Internet on the Company's Web site.

    Distribution activities usually involve the receipt by the Company of orders for equipment from prospective purchasers and the delivery and/or installation of the equipment by the Company. The Company purchases the equipment directly from the manufacturer or vendor and resells it to the purchaser at a price which includes the Company's cost and a profit margin. With the exception of graphics supplies and certain imported components, the Company does not generally maintain an inventory of products it distributes. The Company specializes in components, lasers, graphics, supplies, systems integration and reprographic services.

    COMPONENTS. The Company represents and distributes component products from several Japanese manufacturers, principally Hayashi Denko and Sunmoulon. Products include temperature sensors, push-button switches and numerous other specialized components. These products are sold primarily through phone sales as well as through a national network of manufacturer's representatives. Most of these components are sold to original equipment manufactures ("OEMs") which incorporate these components into their product designs. Key industries for the Company's component products include: industrial process control, heating, ventilation and air conditioning (HVAC), energy management, food processing, consumer appliances and medical monitoring.

    LASERS. The Company is an agent in North America for Kimmon Electric Co., Ltd. Kimmon is the largest manufacturer in the world of Helium Cadmium (HeCd) lasers and the Company provides sales, service and support for Kimmon's products in North America. These lasers are sold through a combination of on-site direct sales, trade shows and telephone orders. The Company sells Kimmon products to both end-users and OEMs. The primary applications for HeCd lasers are mastering of CDs & CD-ROMS, prototype production through three-dimensional stereolithography, production of holograms, medical imaging and research.

    GRAPHICS. The Company sells graphics products focused in the areas of data capture (scanning, digital cameras and X-terminals) and color output (color printers and LCD projection devices). The sale of many of these products is through territorial authorizations granted to the Company by the manufacturers. The Company has significant manufacturer alliances with Xerox, Tektronix, Sony, InFocus and Hewlett Packard. Graphics products are sold primarily to end-user customers by a direct sales team operating both in the field as well as through an inside sales group which takes orders from existing customers.

    SUPPLIES. The Company sells consumable supplies for color graphic output devices. The Company stocks an inventory of popular consumables in order to provide prompt response for customer orders. In addition, the supplies division sells third-party extended warranty agreements for all hardware products.

    SYSTEMS INTEGRATION. The Company offers network design and implementation services to corporate customers in the Rocky Mountain region, which services often include the acquisition and location of network equipment and servers. These services are performed by a direct sales team. The primary manufacturers of network equipment and servers distributed by the Company are Compaq, IBM and Hewlett Packard.

MARKETING

    Upon consummation of this offering, the Company intends to hire additional personnel dedicated to marketing efforts. See "--Employees." In light of its current client base, the Company's upcoming marketing efforts will be focused on developing additional clients in the automotive, sports franchise, corporate Intranet and regional directory businesses. The Company will also focus on developing interest in electronic commerce and order fulfillment by the Company amongst the Company's existing and new clients.

    The Company expects to generate additional Internet/Intranet Solutions clients from subcontracting arrangements entered into between the Company and AT&T and IBM, each in August 1996. Under the terms of each of these agreements, AT&T or IBM may refer customers to the Company and AT&T and IBM will receive in exchange a percentage of the revenues received from such customers. Neither agreement obligates the Company to accept any particular clients or projects or obligates IBM or AT&T to refer any particular or minimum number of clients to the Company, and both agreements are non-exclusive. Although there is no guarantee that the Company will receive a substantial number of referrals or derive substantial revenues from these agreements, management does expect that these agreements will significantly expand the Company's client and revenue base. Management plans to seek additional subcontracting opportunities with other major computer and Internet industry companies.

PROPRIETARY RIGHTS

    The Company has not yet determined whether any of its current products or services are patentable. It has applied for federal trade name and trademark registration of the "NAVIDEC" name and mark. The Company relies on a combination of copyright, trade secret and trademark laws, and nondisclosure and other contractual provisions to protect its various Web site tools and other proprietary rights. These safeguards may not prevent competitors from imitating the Company's products and services or from independently developing competing products and services.

    Because the Company's business is characterized by rapid technological change, the Company believes that factors such as the technological and creative skills of its personnel, name recognition and reliable client service and support are more important to establishing and maintaining a competitive position in its industry than the various legal protections of its proprietary developments.

    The Company believes that its proprietary rights do not infringe the proprietary rights of third parties. There can be no assurance however that third parties will not assert such infringement by the Company with respect to current or future software, trade names or services. Any such claim, with or without merit, could be time consuming, result in costly litigation and cause product release delays and might require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company.

EMPLOYEES

    There are currently 33 full-time employees of the Company. These include six in Business Development, eight in World Wide Web Services, three in Marketing Services, three in Media (reprographic) Services, one in Client Services, six in Channel Services (which includes high technology product sales personnel) and six in management and accounting.

    The Company expects to hire fifteen additional full-time employees in the twelve months following this offering. The Company currently anticipates three new hires dedicated to sales, four new hires dedicated to marketing and nine new technical employees. The new employees will span all six of the Company's business units, and some may be assigned to more than one unit.

PROPERTIES

    The Company's headquarters are located at 14 Inverness Drive, Building F, Suite 116, Englewood, Colorado, in a 5,900 square foot facility, which includes approximately 1,500 square feet in warehouse space. The facility is occupied under a lease with an unaffiliated party expiring in June 2001 and providing for a current monthly lease rate of $4,166. The Company may lease additional warehouse and office space if needed to support the growth in traditional and on-line product distribution.

COMPETITION

    Existing competitors to the Internet/Internet Solutions business include Online Systems Services, Inc., Eagle River Interactive, Inc. and Open Market, Inc., all public companies traded on NASDAQ, as well as a large number of regional firms providing similar services to those of the Company. Potential competitors in this business include browser software vendors, PC and UNIX software vendors and on-line service providers. Additional competition comes from numerous client/server companies, database companies, multimedia companies, advertising agencies, document management companies, networking software companies, network management companies and educational software companies. In a broader sense, the Company may compete with the more traditional advertising and distribution mediums, such as radio, television and mail order outlets. Potential competition also comes from the Company's clients, who could choose to address their Internet/Intranet needs through in-house personnel. Some of the Company's current and many of the Company's potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than those of the Company. Competitive factors in the Internet/Intranet Solutions business include core technology, breadth of services offered, creative and artistic ability, marketing and distribution resources, customer service and support and price.

    A large number of companies act as re-marketers of computer networks, graphics equipment and components, and the Company's competition in the high technology product distribution business is therefore also intense. In some instances, the Company, in acting as a re-marketer, may compete with the original manufacturer. In addition, a large number of companies offer the reprographic services offered by the Company and competition in this area is also intense. Many of the Company's competitors in the high technology product distribution business have longer operating histories, greater name recognition, larger installed customer bases, larger sales staffs and substantially greater financial, technical and marketing resources than those of the Company. Competitive factors in the distribution business include technical expertise, breadth of products offered, product quality, performance and reliability, price, name recognition, customer service and support and access to distribution channels.

    Both the Internet/Intranet Solutions business and the high technology product distribution business are characterized by low financial barriers to entry and frequent introductions of new products. The Company therefore expects competition in each of its businesses to increase in the future. There can be no assurance that the Company will be able to successfully compete in its businesses. Although the Company believes that it has the requisite management, technical and creative abilities to successfully compete, the intense level of competition in each of the Company's businesses could materially, adversely affect the Company's future operating results and financial condition.

LEGAL MATTERS

    The Company is currently not involved in any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The following table sets forth the name, age and position with the Company of each officer and director of the Company as of the date of this Prospectus.

           NAME                 AGE                                    POSITION
--------------------------      ---      --------------------------------------------------------------------
Ralph Armijo                        44   President, Chief Executive Officer and Director

Andrew Davis                        43   Vice President of Sales and Marketing

Patrick R. Mawhinney                32   Chief Financial Officer, Treasurer and Director

Kevin L. Blankenship                33   Vice President of Interactive Network Services and Secretary

Harold Anderson II                  32   Vice President of Business Development

Lloyd G. Chavez, Jr.                46   Director Nominee

    The Company's Board of Directors currently consists of two members. All directors hold office until the next annual meeting of the Company shareholders and their successors are elected and qualified. The officers are elected by the Board of Directors at the first meeting after each annual meeting of the Company shareholders and hold office until their successors are duly elected and qualified in accordance with the Bylaws of the Company.

    RALPH ARMIJO has served as the President, Chief Executive Officer and a director of the Company since its inception in 1993. From 1981 to 1993, Mr. Armijo was employed by Tektronix, Inc., a large communications company which also produced testing and measuring equipment. Mr. Armijo's responsibilities at Tektronix progressed from sales manager, to branch manager, to district manager and, ultimately, to Western Regional Manager, a position he held for five years. In that position, he was responsible for a $100 million budget in sales, graphics, technical support and administration, and he was responsible for developing new distribution channels, including reseller agreements. From 1976 to 1981, Mr. Armijo was employed by IBM Corporation, where he sold computerized accounting and financial applications to small and medium-sized businesses. Mr. Armijo received his B.A. from Colorado College and his M.B.A. from the University of California, Los Angeles.

    ANDREW DAVIS has served as Vice President of Sales and Marketing of the Company since May 1996. From January 1994 to May 1996, Mr. Davis was manager of wholesale distribution at InFocus Systems, a manufacturer of high resolution projection systems. From September 1982 to January 1994, Mr. Davis held various sales and marketing positions in Tektronix, Inc. including Director of Marketing for the Interactive Technologies Division. Mr. Davis attended the University of Denver from 1971 to 1974 where he studied Business Management and Marketing.

    PATRICK R. MAWHINNEY served as the President of IPI from its inception until its merger with the Company in July 1996 and since that time has served as Chief Financial Officer, Treasurer and a director of the Company. From May 1995 until May 1996, Mr. Mawhinney also served as a financial/accounting consultant for MIS\Sunguard, a provider of accounting and investment software. Mr. Mawhinney was employed as an Assistant Vice President of The Bank of Cherry Creek from November 1993 to May 1995; as a Vice President of Vectra Banking Corporation from June 1989 to November 1993; and as Operations Coordinator for Zions Bancorporation from August 1986 to June 1989. He received his B.S. from Colorado State University.

    KEVIN L. BLANKENSHIP served as the Vice President of Technology for IPI from May 1995 until its merger with the Company in July 1996 and since that time has served as Vice President of Interactive Network Services and Secretary of the Company. Mr. Blankenship also serves on the Internet Advisory Council of Sybase, Inc., a major manufacturer of database systems. From January 1993 to May 1995, Mr. Blankenship served as the Director of Client Integration and Development for ADIA Information

Technology and was employed by U.S. West Communications as Manager of Multimedia Applied Engineering from September 1986 to January 1993. Prior to 1989, Mr. Blankenship held various positions of responsibility for software systems design. Mr. Blankenship has expertise in the field of document and information management, as well as an extensive background in complex, heterogeneous, corporate systems and computing architectures. Mr. Blankenship attended the University of Colorado between 1982-1987 where he studied Electrical and Computer Science and Computer Engineering.

    HAROLD ANDERSON II served as Vice President of Business Development for IPI from July 1995 until its merger with the Company in July 1996 and since that time has served as Vice President of Business Development of the Company. From September 1986 to July 1995, Mr. Anderson was employed by U.S. West Advance Technologies and Communications, where he worked in Distributed Technology Platform Security, served as the Technical Project Manager, and later acted as a Product Marketing Specialist for the U.S. West Internet Services Provider/On-line Service Project. Mr. Anderson received his B.S. degree in Business Administration from the University of Arizona in 1986 and a Masters degree in Computer Information Systems from the University of Denver in 1991.

    No director or executive officer of the Company is related to any other director or executive officer. None of the Company's officers or directors hold any directorships in any public company. Presently the Company has no nominating, compensation or audit committees; however the Company does plan to establish compensation and audit committees subsequent to this offering.

DIRECTOR NOMINEE

    The Company intends to increase the size of the Board of Directors to five directors after consummation of this offering. Two of the three vacancies created thereby will be filled by the Board of Directors pursuant to the Company's Bylaws, and the Company has agreed to allow the Representative to nominate the third director, subject to the Company's approval. See "Underwriting--Designee to the Board of Directors." Lloyd G. Chavez, Jr. has agreed to serve as director following consummation of this offering. The Company is currently seeking a second qualified nominee. If the Representative does not nominate a director, the Company will seek a third qualified director to be added to the Board. The business background of Mr. Chavez is as follows:

    LLOYD G. CHAVEZ, JR. has been the Director of Automotive Markets at the Burt group of automobile dealerships in Denver, Colorado since 1988. From 1983 to 1994, Mr. Chavez was Vice President of Fort Dodge Laboratories, a subsidiary of American Home Products, where he was responsible for business acquisitions, new products and technologies, joint ventures, intellectual property acquisitions, strategic planning, market research and sale projections. From 1982 to 1983, Mr. Chavez was Vice President of General Genetics Corporation, where he was responsible for management of biological and pharmaceutical research and development. Mr. Chavez received his B.A. in Molecular, Cellular, Development Biology from the University of Colorado, his M.A. in Old Testament Studies from Denver Seminary, his Ph.D. in Microbiology and Immunology from the University of Virginia, and was a post-doctoral Fellow in Chemistry at Cornell University.

DIRECTOR COMPENSATION

    None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate directors in the future; however it is likely that during fiscal 1997 the Board of Directors will adopt an employee stock option plan which includes provision for stock options to be issued to directors.

EXECUTIVE COMPENSATION

    The following table sets out the annual compensation paid to Ralph Armijo for the last three fiscal years. No other executive officer has received annual compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                                               --------------------------------------------    ALL OTHER
                                        ---------------------              RESTRICTED STOCK                   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)         AWARDS           OPTIONS          ($)
--------------------------------------  ---------  ----------  ---------  -------------------  ------------  --------------
Ralph Armijo, Chief                          1995  $  111,444  $  24,000               0               0      $   9,000(1)
 Executive Officer                           1994  $   69,541  $       0               0         137,660(2)           0
                                             1993  $        0  $       0               0         667,221(2)           0

------------------------

(1) Consists of an automobile allowance.

(2) During 1994 and 1993 the Company issued stock options to Ralph Armijo to purchase a total of 804,881 shares of Common Stock for a total exercise price of $1,745. Compensation expense of $10,000 and $29,000 was recorded for 1994 and 1993, respectively.

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                              OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                                                         DECEMBER 31, 1995(#)         DECEMBER 31, 1995($)
                            SHARES ACQUIRED ON                               EXERCISEABLE/                EXERCISEABLE/
NAME                           EXERCISE (#)      VALUE REALIZED ($)        UNEXERCISEABLE(1)            UNEXERCISEABLE(2)
--------------------------  -------------------  -------------------  ---------------------------  ---------------------------
Ralph Armijo, Chief
 Executive Officer                  --                   --                    804,881/0                   $156,199/0

------------------------

(1) Represents options to purchase 804,881 shares of common stock for a total exercise price of $1,745. These options were exercised during June 1996.

(2) Value of the options was determined by the Board of Directors at December 31, 1995 and assumes the exercise of the option and payment of the exercise price. No market for the Company's securities existed at December 31, 1995.

    No officer or director received any form of compensation other than cash during 1995 and no long term incentive, bonus or option plans were or are in place. Management expects to develop employee stock option plans during fiscal 1997.

    The current annual salaries of the executive officers of the Company are as follows: Ralph Armijo, President, $140,000; Andrew Davis, Vice President of Sales and Marketing, $105,000; Patrick Mawhinney, Chief Financial Officer, $75,000; Kevin L. Blankenship, Vice President of Interactive Network Services, $70,000; and Harold Anderson II, Vice President of Business Development, $68,000. Total annual compensation for all executive officers is $458,000.

    The Board of Directors may, at its discretion, award discretionary bonuses in the future. It is anticipated that a compensation committee will be established during 1997. The compensation committee will establish salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, and establish and administer the Company's benefit plans and recommend policies relating to such plans.

EMPLOYMENT AGREEMENTS

    As a condition to the merger between the Company and IPI, the Company entered into an employment agreement with Ralph Armijo. Such agreement will continue through June 30, 1998, unless earlier terminated for cause and provides for annual compensation of $140,000. Mr. Armijo also has agreed not to compete with the Company during his employment term and for a period of one year thereafter; however, courts sometime find noncompetition provisions in employment contracts to be unenforceable or restrict the duration or geographic scope of such agreements. Accordingly, there can be no assurance that Mr. Armijo's agreement not to compete would be enforced by a court if challenged.

    The Company entered into an employment agreement with John R. McKowen employing Mr. McKowen as Director of Investor Relations for an initial term of six months commencing in August 1996. The agreement will automatically be extended upon consummation of this offering for 24 months following the date of this Prospectus. Mr. McKowen's compensation under the agreement is $5,000 per month and Mr. McKowen is entitled to an automobile allowance not to exceed $400 per month. In addition, he was granted options to purchase 212,500 shares of Common Stock at an exercise price of $4.12 per share, exercisable no sooner than thirty months following the date of grant and no later than sixty months from such date.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Articles of Incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, and as adjusted to reflect the sale by the Company of the 755,000 shares of Common Stock offered by the Company hereby, the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually, each executive officer and all directors and executive officers of the Company as a group. Each person has sole voting and investment power, as well as record and beneficial ownership, with respect to the shares shown. None of the named persons hold any options, warrants or other securities convertible into Common Stock within sixty days after the date of this Prospectus.

    As of the date of this Prospectus, there were 2,049,721 shares of Common Stock issued and outstanding, including the 349,126 shares issued to the Bridge Financing Selling Stockholders.

                                                                   COMMON STOCK         PERCENT OF BENEFICIAL OWNERSHIP
                                                                   BENEFICIALLY     ---------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                OWNED          BEFORE OFFERING      AFTER OFFERING
---------------------------------------------------------------  -----------------  -------------------  ------------------
Ralph Armijo...................................................         831,659                40%                 30%

Patrick R. Mawhinney...........................................         146,057                 7%                  5%

Harold Anderson II.............................................          76,573                 4%                  3%

Andrew Davis...................................................          21,250                 1%                  1%

Kevin L. Blankenship...........................................          76,573                 4%                  3%

Cynthia J. Simmons.............................................         358,132                17%                 13%
  84 Willowleaf Drive
  Littleton, CO 80125

All directors and executive officers as a Group (Five
 Persons)......................................................       1,152,112                56%                 42%

------------------------

(1) Except as indicated herein, the address for each person is 14 Inverness Drive, Bldg. F., Suite 116, Englewood, Colorado 80112.

                       BRIDGE FINANCING PRIVATE PLACEMENT

    From August through October 18, 1996, the Company sold an aggregate of $1,437,500 principal amount of 10% Unsecured Subordinated Convertible Promissory Notes, due December 31, 1997 (the "Bridge Promissory Notes") in a private placement to certain investors (the "Bridge Financing Private Placement"). Upon consummation of the offering made by this Prospectus, each $50,000 in principal amount of the Bridge Promissory Notes is automatically converted into 12,142.67 Units, rounded to the next whole Unit. Based upon the sale of Bridge Promissory Notes in the aggregate amount of $1,437,500, upon the consummation of the offering made by this Prospectus, the Bridge Promissory Notes will be automatically converted into an aggregate of 349,126 Units, consisting of an aggregate of 349,126 shares of Common Stock (the "Converted Shares") and 349,126 Warrants, and the Bridge Promissory Notes will no longer be outstanding. All of the Converted Shares and the Warrants have been registered pursuant to the Registration Statement, of which this Prospectus is a part, and 245,000 Converted Shares are being offered hereby. 104,126 of the Converted Shares and all 349,126 Warrants may be sold from time to time in the open market by the holders thereof (the "Bridge Financing Selling Stockholders"), provided that the Bridge Financing Selling Stockholders have agreed that they will not make any such sales of the Converted Shares or the Warrants for ten months after the date of this Prospectus.

                     BRIDGE FINANCING SELLING STOCKHOLDERS

    The following table sets forth information with respect to the Bridge Financing Selling Stockholders, who will own an aggregate of 349,126 Units issuable upon conversion of the Bridge Promissory Notes, all of which are being registered in the Registration Statement of which this Prospectus forms a part. Of the Common Stock received upon conversion, an aggregate of 245,000 of such shares are being offered hereby by the Bridge Financing Selling Stockholders. See "Bridge Financing Private Placement." The Company will not receive any proceeds from the sale of these shares. The Representative will receive from the Company a non-accountable expense allowance equal to three percent of the total proceeds of the 245,000 shares offered hereby. The cost of qualifying these shares under federal and state securities laws, together with other costs in connection with their offering, will be paid by the Company. The remainder of the shares of Common Stock and all of the Warrants owned by the Bridge Financing Selling Stockholders may be sold from time to time in the future, subject however to the Bridge Financing Selling Stockholders' agreement not to sell any of these shares or Warrants for ten months after the date of this Prospectus.

                                                                                COMMON
                                                 COMMON STOCK        COMMON      STOCK
                                            RECEIVED ON CONVERSION    STOCK      OWNED     WARRANTS RECEIVED ON
                                             OF BRIDGE PROMISSORY    OFFERED     AFTER     CONVERSION OF BRIDGE
NAME                                                NOTES            HEREBY    OFFERING      PROMISSORY NOTES
------------------------------------------  ----------------------  ---------  ---------  ----------------------
Ajan Family Trust.........................             3,036            2,130        906             3,036
Almeida, Donald E.........................             3,036            2,130        906             3,036
Barish, Marvin............................             6,072            4,261      1,811             6,072
Bluett, David E...........................             3,643            2,557      1,086             3,643
Bluth, Mordecai...........................             6,072            4,261      1,811             6,072
Bussong, William..........................             4,858            3,409      1,449             4,858
Campos, Felix and Joyce...................             6,072            4,261      1,811             6,072
Caribou Bridge Fund, L.L.C................            18,215           12,782      5,433            18,215
Cooke, David..............................             6,072            4,261      1,811             6,072
Davis, Jerry..............................             3,643            2,557      1,086             3,643
Dill, H. Alan.............................             6,072            4,261      1,811             6,072
Downey, Mabe..............................             6,072            4,261      1,811             6,072
Dukes, Leroy A............................             6,072            4,261      1,811             6,072
Fishman, Eric.............................             6,072            4,261      1,811             6,072
Friedman, Richie..........................             6,072            4,261      1,811             6,072
Funkhouser, Elliott M.....................             6,072            4,261      1,811             6,072
Generation Capital........................            12,143            8,522      3,621            12,143
Gonte, William, M.D.......................            12,143            8,522      3,621            12,143
Grace, William............................             3,036            2,130        906             3,036
Hall, Robert..............................            12,143            8,522      3,621            12,143
Hall, James M.............................            12,143            8,522      3,621            12,143
HNC Associates............................             3,036            2,130        906             3,036
Hoeppner, Fred C..........................             3,643            2,557      1,086             3,643
Hupe, Gregory M...........................             3,036            2,130        906             3,036
Huston, Jeffrey D. and Frances B..........            24,286           17,043      7,243            24,286
Inverness Investments.....................             6,072            4,261      1,811             6,072
Levenreich, David.........................            27,322           19,173      8,149            27,322
Liner, Richard M..........................             6,072            4,261      1,811             6,072
Markowitz, Jeffrey........................             6,072            4,261      1,811             6,072
Matsen, Nancy G...........................             9,107            6,391      2,716             9,107
McKay, Jerry S............................             3,036            2,130        906             3,036
Nieder, Robert M..........................             6,072            4,261      1,811             6,072
Patterson, Philip J.......................             3,036            2,130        906             3,036

                                                                                COMMON
                                                 COMMON STOCK        COMMON      STOCK
                                            RECEIVED ON CONVERSION    STOCK      OWNED     WARRANTS RECEIVED ON
                                             OF BRIDGE PROMISSORY    OFFERED     AFTER     CONVERSION OF BRIDGE
NAME                                                NOTES            HEREBY    OFFERING      PROMISSORY NOTES
------------------------------------------  ----------------------  ---------  ---------  ----------------------
Quartly-Watson, Tim.......................             6,072            4,261      1,811             6,072
Riggs, Ralph..............................             6,072            4,261      1,811             6,072
Rockies Fund, The.........................             6,072            4,261      1,811             6,072
Rosen, Michael............................            12,143            8,522      3,621            12,143
Schneider, Rick...........................            15,786           11,078      4,708            15,786
Schwartzberg, Debbie......................            12,143            8,522      3,621            12,143
Shikora, Melvin...........................             3,036            2,130        906             3,036
Spanier, Myron D..........................             3,036            2,130        906             3,036
Upsala Florida Corp.......................             6,072            4,261      1,811             6,072
Ventura, Joe..............................             6,072            4,261      1,811             6,072
Warfield, Steven..........................             4,858            3,409      1,449             4,858
Wise, John A..............................             6,072            4,261      1,811             6,072
Zygelman, Aron............................            12,143            8,522      3,621            12,143
                                                     -------        ---------  ---------           -------
    Total.................................           349,126          245,000    104,126           349,126
                                                     -------        ---------  ---------           -------
                                                     -------        ---------  ---------           -------

                        ADDITIONAL REGISTERED SECURITIES

    The Bridge Financing Selling Stockholders will receive 349,126 Units from conversion of the Bridge Promissory Notes upon consummation of this offering. Of the 349,126 shares of Common Stock included in the Units, 245,000 are being offered hereby by the Bridge Financing Selling Stockholders. The remaining 104,126 shares of Common Stock and the 349,126 Warrants included in the Units which are not being offered hereby are being registered simultaneously with this offering for resale by the Bridge Financing Selling Stockholders from time to time, provided that such stockholders have agreed not to make any sales of the Common Stock or the Warrants until ten months after the consummation of this offering.

    There are no material relationships between any of the Bridge Financing Selling Stockholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Representative that there are no material relationships between any of the Underwriters and any Bridge Financing Selling Stockholders, nor have any such relationships existed within the past three years, except that three of the Bridge Financing Selling Stockholders were formerly minority shareholders of the Representative's parent corporation. There are no agreements between such parties regarding the distribution of the Common Stock or Warrants of the Bridge Financing Selling Shareholders, other than the shares of Common Stock offered hereby by the Bridge Financing Selling Stockholders. The Company has been further advised by the Representative that none of the Bridge Financing Selling Stockholders have any current plan or other arrangement or commitment with respect to the sale of their Common Stock or Warrants.

    The sale of Common Stock or Warrants by the Bridge Financing Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Bridge Financing Selling Stockholders) in the over-the-counter markets, in privately negotiated transactions or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Bridge Financing Selling Stockholders may effect such transactions by selling directly to purchasers, through broker/dealers acting as the seller's agents or to broker/dealers who may purchase such securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker/dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers from whom such broker/dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker/dealer may exceed customary commissions). Bridge Financing Selling Stockholders will be required to deliver a current prospectus in connection with their offer and sale of Common Stock or Warrants.

    If any of the following events occur, the prospectus will be amended to include additional disclosure before offers and sales of the Common Stock or Warrants by the Bridge Financing Selling Stockholders are made: (i) to the extent such securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would be set forth in the prospectus; (ii) if the securities are sold in block transactions and the purchaser wishes to resell, such arrangements would be described in the prospectus; and (iii) if the compensation paid to broker/dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction would be included in the prospectus. The prospectus would also disclose if there are other changes to the stated plan of distribution, including arrangements that either individually or as a group would constitute an orchestrated distribution of the securities.

    Under applicable rules and regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), any person engaged in the distribution of the Common Stock or the Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event that the Representative or any of the other Underwriters makes a market in the Company's securities, the Bridge Financing Selling Stockholders will likely be required to sell such securities through another broker/dealer. In addition, each Bridge Financing Selling Stockholder desiring to sell securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales by the Bridge Financing Selling Stockholders.

    The Bridge Financing Selling Stockholders and broker/dealers, if any, acting in connection with such sales might be deemed to be "underwriters" as defined in the Securities Act and any commission received by them and any profit on the resale of the securities may be deemed underwriting discounts and commissions under the Securities Act.

                              CERTAIN TRANSACTIONS

    In October 1993, Arthur Armijo, brother of the Company's President, Ralph Armijo, made a $119,199 loan to the Company. The loan is evidenced by a promissory note dated October 1, 1993 bearing interest at the rate of 5% per year. As of the date of this Prospectus, the outstanding amount due under the note is approximately $100,000, which amount is to be paid in full out of the proceeds of this offering.

    In November 1993, Arthur Armijo and Ralph Armijo each personally guaranteed a line of credit in the amount of $200,000 extended by Vectra Bank, Denver, Colorado, to the Company. Such line of credit and Messrs. Armijos' personal guarantees were terminated in February 1996. No compensation was paid by the Company for such personal guarantees. In February 1996, Arthur Armijo and Ralph Armijo each personally guaranteed the factoring arrangement of the Company with Colorado State Bank of Denver for a maximum of $750,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operation." To date, Messrs. Armijo have received no compensation from the Company for such personal guarantees.

    In July 1996, Littleton Land Company made a $182,500 loan to the Company. The loan was evidenced by a non-interest bearing promissory note with a maturity date of August 31, 1996. Such note was prepaid in full on August 22, 1996. John McKowen, an employee of the Company, is an affiliate of Littleton Land Company. In August 1996, the Company granted options to Mr. McKowen to purchase 212,500 shares of Common Stock at an exercise price of $4.12 per share, exercisable from February 1999 to August 2001. See "Management--Employment Agreements."

    On March 31, 1996, Patrick Mawhinney, a shareholder, director and Chief Financial Officer of the Company, made a $45,110 loan to IPI. The loan is evidenced by a promissory note dated March 31, 1996, which provides for the accrual of interest at a fixed rate of 10% per year and a maturity date of December 31, 1997. The loan will be prepaid in full out of the proceeds of this offering.

    In June 1996, Schneider Mawhinney & Associates, P.C. advanced $32,500 to IPI. This advance is repayable on demand without interest. Patrick Mawhinney's spouse is a principal of Schneider Mawhinney & Associates. In July 1996, Mr. Mawhinney made a loan to the Company in the amount of $30,000, evidenced by a promissory note dated July 26, 1996 and bearing interest at the rate of 9.75 percent per year. This note is currently due. The Company has been advised that neither Schnieder Mawhinney & Associates nor Mr. Mawhinney intends to demand payment on the foregoing advance or note until such time as the Company has sufficient funds to pay such amounts and in any case not until the second quarter of 1997.

    In July 1996, Cindy Simmons, a principal shareholder of the Company, was issued a promissory note of the Company in the amount of $75,000 as part of the purchase price for IPI. The promissory note provides for monthly payments of $6,250 due on the first day of each month beginning August 1, 1996 and maturing on July 1, 1997.

    In August 1996, Ralph Armijo made a loan to the Company in the amount of $70,000, evidenced by a promissory note dated August 6, 1996 and bearing interest at the rate of 9.75 percent per year. Such note was prepaid in full in October 1996.

    In January 1997, Ralph Armijo and Patrick Mawhinney guaranteed a short term promissory note of the Company in the amount of $70,000. This note is expected to be repaid from the resale of equipment which was purchased with the borrowed funds. No compensation was paid by the Company for such guarantees.

    Although the foregoing transactions were determined without arm's length negotiations and necessarily involved conflicts of interest between the interests of the related parties and the Company, the Company believes that all of the foregoing transactions were entered into on terms no less favorable to the Company than could have been obtained from independent third parties. All future transactions by the Company with officers, directors and 5% stockholders and their affiliates will be entered into only if a majority of the outside directors determine that the terms of such transactions are no less favorable to the Company than could be obtained from unaffiliated parties. There are currently no new proposed related party transactions contemplated by the Company.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is authorized to issue 20,000,000 shares of Common Stock, no par value, of which 2,049,721 shares are currently outstanding including the shares issued upon conversion of the Bridge Promissory Notes. After this offering, there will be 2,804,721 shares of Common Stock outstanding, assuming no exercise of the Warrants, the Over-allotment Option, the Representative's Options or the Employee's Options.

    Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available therefor, subject to any priority as to dividends for any preferred stock that may be outstanding. There currently is no preferred stock authorized or outstanding. Holders of Common Stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes including the election of directors. Cumulative voting for the election of directors is not permitted. The holders of a majority of the Common Stock issued and outstanding and entitled to vote, in person or by proxy, constitute a quorum at meetings of stockholders and the vote of the holders of a majority of Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as amendments to the Company's Articles of Incorporation, mergers or dissolutions, all of which require the vote of the holders of a majority of the outstanding Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Common Stock will be entitled to share ratably in the net assets of the Company legally available for distribution to such stockholder after the payment of all debts and other liabilities and after distributions to preferred stockholders, if any, legally entitled thereto. No holder of Common Stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities of the Company convertible into shares of its stock, nor does any holder of Common Stock have redemption or conversion rights. The outstanding shares of Common Stock are, and the Common Stock offered hereby will be fully paid and nonassessable once issued.

STOCK PURCHASE WARRANTS

    Prior to the offering there were no warrants issued by the Company. Upon consummation of this offering, 1,349,126 Warrants will be issued and outstanding (consisting of 1,000,000 Warrants sold by the Company in this offering and the 349,126 Warrants issued to the Bridge Financing Selling Stockholders upon consummation of this offering), assuming no exercise of the Over-allotment Option. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price equal to $7.20 (120% of the initial offering price of the Unit), subject to adjustment, for a period of five years commencing from the date of this Prospectus. No holder of Warrants, as such, will be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose whatsoever until such Warrants have been duly exercised and the purchase price has been paid in full. Each Warrant will be redeemable by the Company for $.05 per Warrant at any time commencing one year after the effective date of this offering

("Effective Date") (which period may be reduced or waived by the Representative in its sole discretion), upon thirty days' prior written notice, at any time when the closing price per share of Common Stock for twenty consecutive trading days within the thirty-day period prior to the date notice of redemption is given equals or exceeds 140% of the initial public offering price of the Unit and at such time there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. The Company presently expects to call all of the Warrants for redemption as soon as permitted provided that a current Prospectus relating to the Common Stock underlying such Warrants is effective at that time. In the event the Company gives notice of its intention to redeem, a holder may exercise his Warrants within the period set forth in the notice of redemption or they will be redeemed upon payment of the redemption price. The Warrants will be entitled to the benefit of adjustments in the exercise price and in the number of shares of Common Stock delivered upon the exercise thereof upon the occurrence of certain events, such as stock dividends, stock splits, recapitalizations, consolidations or mergers.

    The Warrants will be exercisable only when there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement, the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. Because the Warrants may be transferred, it is possible that the Warrants may be acquired by persons residing in states where the Company has not registered them, or is not exempt from registration, such that the shares of Common Stock underlying the Warrants may not be sold or transferred upon exercise of the Warrants. Warrant holders residing in those states would have no choice but to attempt to sell their Warrants or let them expire unexercised.

    Holders of the Warrants may be able to sell the Warrants if a market develops rather than exercise them. However, there can be no assurance that a market will develop, or if developed, will continue as to such Warrants.

    Each Warrant will be exercisable by surrendering the Warrant certificate, with the formal subscription form on the reverse side of the Warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. Prior to their expiration or redemption by the Company, the Warrants will be exercisable from time to time in whole or in part. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

REPRESENTATIVE'S OPTIONS

    Subject to the terms and conditions of the Underwriting Agreement between the Company and the Representative, the Company has agreed to sell to the Representative options to purchase 100,000 shares of Common Stock. See "Underwriting--Representative's Options."

TRADING SYMBOL

    The Company has applied for inclusion of its Units, Common Stock and Warrants for quotation on NASDAQ under the symbols "NVDCU," "NVDC" and "NVDCW," respectively. This offering is the initial public offering of the Company's Securities and, accordingly, there is currently no public trading market for any such Securities. Even if the Company's Common Stock and Warrants are accepted for quotation on NASDAQ, there can be no assurance that a public trading market will ever develop or, if one develops, that it will be maintained. Although it has no legal obligation to do so, the Representative from time to time may act as a market maker and otherwise effect transactions for its own account, or for the account of others, in the Company's securities. The Representative, if it so participates, may be a dominating influence in any market that may develop for any of the Company's Securities.

TRANSFER AGENT AND REGISTRAR

    The transfer agent for the Company's Common Stock and the Warrant Agent for the Company's Warrants is American Securities Transfer & Trust, Inc.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of this offering, the Company will have 2,804,721 shares of Common Stock outstanding, including 349,126 shares issued upon conversion of the Bridge Promissory Notes. Of the 2,804,721 shares of Common Stock outstanding, the 1,000,000 shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 under the Securities Act. In addition to the 1,000,000 shares of Common Stock offered hereby, 104,126 shares of Common Stock issued in the conversion of the Bridge Promissory Notes are being registered simultaneously with this offering for resale by the holders thereof from time to time commencing ten months after the consummation of this offering (or sooner, if permitted by the Representative in its sole discretion). When sold, such shares will be freely tradeable without restriction or further registration under the Securities Act. See "Additional Registered Securities." The remaining 1,700,595 shares of Common Stock outstanding are deemed to be "restricted securities," as the term is defined under Rule 144 promulgated under the Securities Act, in that such shares were purchased by the stockholders of the Company prior to the offering in transactions not involving a public offering and as such may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) and including any person who may be deemed an "affiliate" of the Company, as that term is defined under the Securities Act, who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of one percent of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or the manner of sale restrictions of the rule. As of the date hereof, 212,500 shares of Common Stock are available for resale pursuant to Rule 144; however, pursuant to an agreement with the Representative, the holders of all of such shares are restricted from selling them for a period of twelve months from the date of this Prospectus. See "Underwriting--Lock-Up Agreement." A sale of shares by the Company's current stockholders, whether pursuant to Rule 144 or otherwise, may have an adverse effect upon the market price of the Securities in any market for them that may develop. To the extent that these shares enter the market, the value of the Common Stock in the over-the-counter market may be reduced. See "Risk Factors."

                                  UNDERWRITING

    Under the terms and subject to the conditions of the Underwriting Agreement, the Underwriters named below, for whom Joseph Charles & Associates, Inc. is acting as representative (the "Representative"), have severally agreed to purchase from the Company and the Bridge Financing Selling Stockholders, and the Company and the Bridge Financing Selling Stockholders have each agreed to sell to the Underwriters named below the aggregate number of Securities set forth below at the price to the public less underwriting discounts set forth on the cover page of this Prospectus. The Units are being sold on a firm commitment basis. The Underwriting Agreement provides, however, that the obligations of the Underwriters to pay for and accept delivery of the Units are subject to certain conditions precedent, and that the Underwriters are committed to purchase and pay for all Units if any Units are purchased.

    The Units will be purchased by the Underwriters as follows: Joseph Charles & Associates, Inc. will purchase 450,000 Units; Kashner Davidson Securities Corp. will purchase 300,000 Units; Barclay Investments, Inc. will purchase 50,000 Units; M.S. Farrell & Co., Inc. will purchase 50,000 Units; Neidiger/ Tucker/Bruner, Inc. will purchase 50,000 Units; Paulson Investment Company, Inc. will purchase 50,000 Units; and Shepard Financial Group, Inc. will purchase 50,000 Units.

    The Company has been advised by the Representative that the Underwriters propose initially to offer the Units directly to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers (who may include the Underwriters) at such price less a concession not in excess of
$      per Unit. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers (who may include the Underwriters) not in excess of $.29 per Unit. After the initial offering to the public, the offering price and other selling terms may be changed by the Representative.

    The Representative of the Underwriters has advised the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority as to such sale.

OVER-ALLOTMENT OPTION

    The Company has granted to the Representative an option, exercisable for 45 days after the date of this Prospectus, to purchase up to a maximum of an additional 150,000 Units at the Offering Price, less the underwriting discounts, set forth on the cover page of this Prospectus. The Representative may exercise such option only to cover over-allotments made in connection with the sale of the Units offered hereby.

NON-ACCOUNTABLE EXPENSE ALLOWANCE

    The Company has agreed to pay to the Representative a non-accountable expense allowance equal to three percent of the total proceeds of the offering including proceeds paid to the Bridge Financing Selling Stockholders, or $180,000, of which $40,000 has previously been paid. The Representative's expenses in excess of the non-accountable expense allowance will be borne by the Representative. To the extent that the expenses of the Representative are less than the non-accountable expense allowance, the excess will be deemed to be underwriting compensation. In addition to the Underwriter's discount and the non-accountable expense allowance, the Company is required to pay the costs of qualifying the Securities under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering.

    The Bridge Financing Selling Stockholders will sell such shares to the Underwriter less a discount equal to ten percent of the offering price for the Common Stock. The costs of qualifying these shares under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with the offering, will be paid by the Company.

REPRESENTATIVE'S FINANCIAL CONSULTANT AGREEMENT

    The Company has agreed to retain the Representative as a financial consultant for a period of two years from the date of this Prospectus for a fee of $3,000 per month. The financial consulting services to be provided by the Representative include assisting in the development of a long-term financial strategy and working with financial analysts.

DESIGNEE TO THE BOARD OF DIRECTORS

    The Company has agreed, for a period of four years from the date of this Prospectus, at the option of the Representative, to nominate a designee of the Representative, reasonably acceptable to the Company, for election to the Company's Board of Directors or, at the option of the Representative, if the Company is unable to obtain directors and officers insurance satisfactory to the Representative, to designate a consultant to the Board of Directors who will have the right to attend all Board and Board committee meetings and will be compensated on the same basis as non-employee members of the Board. The Representative has not yet exercised its right to designate such a person.

WARRANT SOLICITATION

    The Company has agreed with the Representative not to solicit Warrant exercises other than through the Representative. Upon exercise of any Warrants, commencing one year from the date of this Prospectus, the Company will pay the Representative a fee of three percent of the aggregate exercise price, if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc., who is designated in writing by the holder exercising the Warrant; (iii) the Warrant is not held in a discretionary account except where prior specific written approval for the exercise has been received; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act; and (vi) the Representative provides bona fide services in connection with the solicitation of the Warrant. No solicitation fee will be paid to the Representative on Warrants exercised within one year of the date of this Prospectus or on Warrants voluntarily exercised at any time without solicitation. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities until the later of the termination of such solicitations activity or the termination by waiver or otherwise of any right the Representative may have to receive a fee for the exercise of the Warrants following such solicitation. Such a prohibition, while in effect, could impair the liquidity and market price of the Securities.

REPRESENTATIVE'S OPTIONS

    Subject to the terms and condition of the Underwriting Agreement between the Company and the Representative, the Company has agreed to sell to the Representative, for an aggregate purchase price of $100, as additional compensation in connection with this offering, options (the "Representative's Options") to purchase up to 100,000 shares of Common Stock. The Representative's Options are exercisable for a four-year period commencing one year from the date of this Prospectus and entitle the Representative to purchase up to 100,000 shares of Common Stock at a price per share equal to 125% of the initial offering price of the Common Stock subject to adjustment in certain events. The Representative's Options are restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this Prospectus except to officers or partners of the Representative, other Underwriters, and members of the selling group and/or their officers or partners. The Representative's Options contain anti-dilution provisions providing for adjustment of the exercise prices as well as the number of shares issuable upon the occurrence of certain events, including the issuance of shares of Common Stock or Warrants at a price per share or per Warrant less than the exercise price or the market price of the security, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Representative's Options grant to the holders thereof certain piggyback and demand registration rights as described below.

    If the holders of at least a majority of the Representative's Options or the securities underlying them wish to register the Representative's Options or any of the securities underlying them during the period commencing one year following the date of this Prospectus and ending five years from the date of this Prospectus, the Company has agreed to register or qualify such securities, one time only, upon the request of the holders of at least a majority of such Representative's Options or the securities underlying them ("Demand Registration Right"). The Company will bear the full expense of such registration which may be substantial. If the Demand Registration Right is exercised, the Company at such time at its option may purchase the Representative's Options for the difference between their exercise price and fair market value of the shares issuable upon exercise. In addition, the Company has also agreed for a period of five years commencing on the date of this Prospectus to give notice to the holder or holders of the Representative's Options, or the Common Stock underlying the Representative's Options, of its intention to file a registration statement under the Securities Act, and in that event the holders of the Representative's Options or the securities underlying such options shall have the right to request the Company to include the Representative's Options and such securities underlying them in such Registration Statement. The Representative's Options and the securities underlying them are being registered as part of the Registration Statement of which this Prospectus forms a part.

    The holders of the Representative's Options have no voting, dividend or other rights as shareholders of the Company with respect to the shares of Common Stock underlying the Representative's Options until the Representative's Options have been exercised. The Company is obligated at all times to set aside and have available sufficient number of authorized but unissued shares of Common Stock to be issued upon exercise of the Representative's Options.

LOCK-UP AGREEMENT

    Except in connection with acquisitions or the exercise of options and warrants that have been previously granted and the grant of options under an incentive stock option plan reasonably acceptable to the Representative, the Company has agreed, for a period of one year from the closing of this offering, not to issue, sell or purchase any shares of Common Stock or other equity securities of the Company without the prior written consent of the Representative. The present stockholders have agreed that they will not offer, sell or otherwise dispose of any shares of the Company owned by them to the public for a period of at least twelve months from the closing of this offering without the prior written consent of the Representative. The Representative may, in its discretion, and without notice to the public, waive such restrictions and permit holders otherwise agreeing to restrict their shares to sell any or all of their shares.

INVESTOR RELATIONS

    The Company has agreed with the Representative to engage the services of an investor relations advisory firm, acceptable to the Representative, for at least one year following the consummation of this offering.

DIRECTORS AND OFFICERS LIABILITY INSURANCE

    The Company has agreed with the Representative to acquire a reasonable amount of directors and officers liability insurance (provided that such insurance can be obtained at a reasonable cost, as determined by the Company and the Representative) from an insurer satisfactory to the Representative.

RECIPROCAL INDEMNIFICATION

    The Underwriting Agreement provides for reciprocal indemnification between the Company, the Bridge Financing Selling Stockholders and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act, and contribution to payments that may be required to be made. Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DETERMINATION OF OFFERING PRICE

    Prior to this offering, there has been no public market for the Common Stock or Warrants. The purchase price for the Units and the exercise price and other terms of the Representative's Options were determined by negotiations between the Company and the Representative, are not necessarily related to the assets, book value, earnings or net worth of the Company or any other established criteria of value, and should in no event be regarded as an indication of any future market price of these securities. Among the factors considered in determining the initial public offering price and the exercise price of the Warrants were the prospects for the Company, an assessment of the industry in which the Company operates, the business experience of management, the number of Units offered, the price that purchasers of such securities might be expected to pay given the nature of the Company and the general condition of the securities markets at the time of the offering. Accordingly, the initial public offering price of the Units set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Units. The market price of the Common Stock and the Warrants is subject to change as a result of market conditions and other factors, and no assurance can be given that the Common Stock or Warrants can be resold at their combined initial public offering price.

    The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Representative, the Company and the Securities and Exchange Commission, Washington, D.C. See "Additional Information."

    In connection with the Bridge Financing Private Placement (see "Bridge Financing Private Placement"), the Company paid the Representative a commission in the amount of $143,750 and reimbursed the Representative for its non-accountable expenses relating to the Bridge Financing Private Placement in the amount of $35,938, including fees and expenses of its counsel.

    A significant amount of Units offered hereby may be sold to customers of the Representative or the other Underwriters and the concentration of customers of the Representative or the other Underwriters may adversely affect the market for and liquidity of the Company's securities. Such customers subsequently may engage in transactions for the sale or purchase of the Common Stock or Warrants through or with the Representative or the other Underwriters. Although they may have no obligation to do so, the Representative or the other Underwriters may make a market in the Company's securities and may otherwise effect transactions in such securities. If they participate in the market, the Representative or the other Underwriters may exert a dominating influence on the market, if one develops, for the Common Stock and Warrants described in this Prospectus. Such market activity may be discontinued at any time. The price and liquidity of the Common Stock and Warrants may be significantly affected by the degree, if any, of the Representative's or the other Underwriter's participation in such market.

                                    EXPERTS

    The financial statements of the Company as of September 30, 1996 and December 31, 1995 and of IPI as of December 31, 1995 have been included herein in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters, including the legality of the issuance of the Securities offered hereby, are being passed upon for the Company by Cohen Brame & Smith Professional Corporation, 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203. Certain legal matters will be passed upon for the Underwriters by Berliner Zisser Walter & Gallegos, P.C., Denver, Colorado.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission, Washington, D.C. Office, a registration statement under the Securities Act on Form SB-2 ("Registrations Statement") with respect to the Units offered hereby. No distribution of the Units will be made until the Registration Statement, as it may be amended, has been declared effective. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract of other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Units offered hereby, reference is hereby made to the Registration Statement and the exhibits thereto. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission also maintains a site on the Web that contains reports, proxy and information statements, and other information regarding the Company. The address for such site is http://www.sec.gov.

                   NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.)
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
PRO FORMA COMBINING, CONDENSED FINANCIAL INFORMATION (UNAUDITED):

INTRODUCTION...............................................................................................        F-2

CONDENSED BALANCE SHEET--September 30, 1996................................................................        F-3

COMBINING, CONDENSED STATEMENT OF OPERATIONS--For the Nine Months Ended September 30, 1996.................        F-4

COMBINING, CONDENSED STATEMENT OF OPERATIONS--For the Year Ended December 31, 1995.........................        F-5

NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION........................................................        F-6

NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.):

INDEPENDENT AUDITOR'S REPORT...............................................................................        F-7

BALANCE SHEETS--September 30, 1996 and December 31, 1995...................................................        F-8

STATEMENTS OF OPERATIONS--For the Nine Months Ended September 30, 1996, for the Nine Months Ended September
  30, 1995 (Unaudited), and for the Years Ended December 31, 1995 and 1994.................................        F-9

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)--For the Years Ended December 31, 1994 and 1995 and
  for the Nine Months Ended September 30, 1996.............................................................       F-10

STATEMENTS OF CASH FLOWS--For the Nine Months Ended September 30, 1996, for the Nine Months Ended September
  30, 1995 (Unaudited), and for the Years Ended December 31, 1995 and 1994.................................       F-11

NOTES TO FINANCIAL STATEMENTS..............................................................................       F-12

INTERACTIVE PLANET, INC.:

INDEPENDENT AUDITOR'S REPORT...............................................................................       F-21

STATEMENTS OF OPERATIONS--For the Six Months Ended June 30, 1996 (Unaudited) and for the Period from May
  15, 1995 (Inception Date) to December 31, 1995...........................................................       F-22

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)--For the Period from May 15, 1995 (Inception Date)
  through June 30, 1996 (Unaudited)........................................................................       F-23

STATEMENTS OF CASH FLOWS--For the Six Months Ended June 30, 1996 (Unaudited) and for the Period from May
  15, 1995 (Inception Date) to December 31, 1995...........................................................       F-24

NOTES TO FINANCIAL STATEMENTS..............................................................................       F-25

                   NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.)
                            INTERACTIVE PLANET, INC.
                                  INTRODUCTION

    The accompanying unaudited pro forma condensed balance sheet includes the balance sheet of NAVIDEC, Inc. (formerly ACI Systems, Inc.) as of September 30, 1996, then assumes the receipt of the net proceeds of $542,500 from the sale of unsecured subordinated convertible promissory notes from bridge financing during October 1996, and the receipt of estimated net proceeds of $3,584,050 from the sale of 755,000 shares of common stock of 755,000 warrants at $5.90 and $.10, respectively (estimated) and 245,000 additional warrants at $.10 per warrant, as contemplated in the proposed public offering as if such financing, and public offering occurred at September 30, 1996. The promissory notes are convertible into 12,142.67 shares of common stock and 12,142.67 warrants for every $50,000 in principal and must convert on a public offering.

    The accompanying unaudited pro forma combining, condensed statements of operations combine the operations of NAVIDEC and Interactive Planet, Inc. (IPI) for the year ended December 31, 1995 and the nine months ended September 30, 1996 as if the acquisition was completed as of the beginning of the period presented under the purchase method of accounting and based upon the assumptions as included in the notes to the pro forma statements. As a result of the NAVIDEC and IPI effective merger date of July 1, 1996, the financial statements of NAVIDEC for the nine months ended September 30, 1996, includes three months of IPI operations and the financial statements of IPI represents six months of IPI's operations prior to the merger with NAVIDEC.

    These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated.

    The unaudited pro forma combined, condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this document.

                   NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.)
                            CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                       PRO FORMA
                                                          NAVIDEC,      BRIDGE       PRO FORMA      PRO FORMA
                                                            INC.       FINANCING      BEFORE         OFFERING        PRO FORMA
                                                             (A)      ADJUSTMENTS    OFFERING      ADJUSTMENTS       COMBINED
                                                         -----------  -----------   -----------  ----------------   -----------
CURRENT ASSETS:
  Cash.................................................  $  276,804   $472,500(B)   $  749,304   $3,514,789(C)      $4,264,093
  Trade account receivables............................     285,955      --            285,955       --                285,955
  Inventories..........................................     281,678      --            281,678       --                281,678
  Prepaid expenses and other current assets............      50,913      --             50,913       --                 50,913
                                                         -----------  -----------   -----------  ----------------   -----------
    Total current assets...............................     895,350    472,500       1,367,850    3,514,789          4,882,639
PROPERTY AND EQUIPMENT, net............................     395,834      --            395,834       --                395,834
INTANGIBLE ASSETS......................................   1,015,576     77,500(B)    1,093,076     (285,576)(B)(C)     807,500
                                                         -----------  -----------   -----------  ----------------   -----------
TOTAL ASSETS...........................................  $2,306,760   $550,000      $2,856,760   $3,229,213         $6,085,973
                                                         -----------  -----------   -----------  ----------------   -----------
                                                         -----------  -----------   -----------  ----------------   -----------
CURRENT LIABILITIES:
  Current portion of capital lease obligations.........  $   30,593   $  --         $   30,593   $   --             $   30,593
  Notes payable--related party.........................     340,465    (70,000)(B)     270,465     (150,000)(C)        120,465
  Accounts payable.....................................     729,278      --            729,278       --                729,278
  Other accrued liabilities............................     257,545      --            257,545       --                257,545
                                                         -----------  -----------   -----------  ----------------   -----------
    Total current liabilities..........................   1,357,881    (70,000)      1,287,881     (150,000)         1,137,881
LONG-TERM DEBT:
  Capital lease obligations............................     141,146      --            141,146       --                141,146
  Other................................................     817,500    620,000(B)    1,437,500   (1,437,500)(B)         --
                                                                                                  3,584,050(C)
STOCKHOLDERS' EQUITY (DEFICIT).........................      (9,767 )    --             (9,767 )  1,232,663(B)       4,806,946
                                                         -----------  -----------   -----------  ----------------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)...  $2,306,760   $550,000      $2,856,760   $3,229,213         $6,085,973
                                                         -----------  -----------   -----------  ----------------   -----------
                                                         -----------  -----------   -----------  ----------------   -----------

     See accompanying notes to combining, condensed financial information.

                 NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.) AND
                            INTERACTIVE PLANET, INC.

                  COMBINING, CONDENSED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                     INTERACTIVE                     PRO FORMA
                                                       NAVIDEC,        PLANET,       PRO FORMA        BEFORE
                                                       INC.(G)         INC.(F)      ADJUSTMENTS      OFFERING
                                                    --------------  -------------  --------------  -------------
NET REVENUES......................................   $  4,222,433    $   185,429   $     --        $   4,407,862
COST OF REVENUES..................................      3,416,948         60,017         --            3,476,965
                                                    --------------  -------------  --------------  -------------
GROSS MARGIN......................................        805,485        125,412         --              930,897
OPERATING EXPENSES................................      1,390,779        225,161        85,000(D)     (1,700,940)
                                                    --------------  -------------  --------------  -------------
OPERATING LOSS....................................       (585,294)       (99,749)      (85,000)         (770,043)
  Other income (expense), net.....................       (129,154)        (1,129)        --             (130,283)
                                                    --------------  -------------  --------------  -------------
NET LOSS..........................................   $   (714,448)   $  (100,878)  $   (85,000)    $    (900,320)
                                                    --------------  -------------  --------------  -------------
                                                    --------------  -------------  --------------  -------------
LOSS PER SHARE....................................   $       (.35)                                 $        (.44)
                                                    --------------                                 -------------
                                                    --------------                                 -------------
WEIGHTED AVERAGE SHARES (E).......................      2,030,952                                      2,030,952
                                                    --------------                                 -------------
                                                    --------------                                 -------------

     See accompanying notes to combining, condensed financial information.

                 NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.) AND
                            INTERACTIVE PLANET, INC.
                  COMBINING, CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                       INTERACTIVE                     PRO FORMA
                                                                         PLANET,       PRO FORMA         BEFORE
                                                       NAVIDEC, INC.      INC.        ADJUSTMENTS       OFFERING
                                                       --------------  -----------  ----------------  ------------
NET REVENUES.........................................   $  4,120,743    $ 167,574   $      --         $  4,288,317
COST OF REVENUES.....................................      3,339,891       36,252          --            3,376,143
                                                       --------------  -----------  ----------------  ------------
GROSS MARGIN.........................................        780,852      131,322          --              912,174
OPERATING EXPENSES...................................        784,150      131,739         170,000(D)     1,085,889
                                                       --------------  -----------  ----------------  ------------
OPERATING LOSS.......................................   $     (3,298)   $    (417)  $    (170,000)    $   (173,715)
  Other income (expense), net........................        (20,004)      --              --              (20,004)
                                                       --------------  -----------  ----------------  ------------
NET LOSS.............................................   $    (23,302)   $    (417)  $    (170,000)    $   (193,719)
                                                       --------------  -----------  ----------------  ------------
                                                       --------------  -----------  ----------------  ------------
LOSS PER SHARE.......................................   $       (.02)                                 $       (.09)
                                                       --------------                                 ------------
                                                       --------------                                 ------------
WEIGHTED AVERAGE SHARES (E)..........................      1,352,075                      678,877(A)     2,030,952
                                                       --------------               ----------------  ------------
                                                       --------------               ----------------  ------------

     See Accompanying Notes to Combining, Condensed Financial Information.

                 NAVIDEC, INC. (FORMERLY ACI SYSTEMS, INC.) AND
                            INTERACTIVE PLANET, INC.
              NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION

(A) Reflects the acquisition of IPI in a purchase transaction where NAVIDEC acquired 100% of the stock of IPI for 678,877 shares of common stock of NAVIDEC and a note payable of $75,000. The acquisition was valued at $750,000, resulting in goodwill of approximately $850,000, which will be amortized over 5 years.

(B) To reflect the bridge financing debt of $620,000 raised subsequent to September 30, 1996, the payment of $70,000 related party note paid from the bridge financing proceeds and then to reflect the conversion of the $1,437,500 notes into 349,126 units (consisting of one share of common stock and one purchase warrant) as contemplated in the proposed public offering.

(C) To reflect the sale of 755,000 shares of common stock and 1,000,000 warrants at $5.90 and $.10, respectively, net of offering costs of $970,450, as contemplated in the proposed public offering and the use of proceeds to repay $150,000 in notes payable to related parties. Related past interest expense on the $150,000 has not been a significant amount in the net loss per share amount (if outstanding shares were adjusted to reflect such net proceeds used to repay the debt).

(D) To reflect amortization of goodwill resulting from the value assigned in purchase price allocation.

(E) Options and shares from the conversion of the bridge financing debt were considered in the calculation of weighted average shares under the treasury stock method based on the proposed public offering price.

(F) Includes the operation of IPI for the six months ended June 30, 1996, prior to IPI's merger with NAVIDEC on July 1, 1996.

(G) Includes three months of IPI operations from July 1, 1996 (the effective merger date of NAVIDEC and IPI) to September 30, 1996.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NAVIDEC, Inc.
Englewood, Colorado

    We have audited the accompanying balance sheets of NAVIDEC, Inc. (the Company) as of September 30, 1996 and December 31, 1995, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the nine months ended September 30, 1996, and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's manage-ment. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1996 and December 31, 1995, and the results of its operations and its cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations and had negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                          HEIN + ASSOCIATES LLP

Denver, Colorado
November 6, 1996, except for a .85 for 1 reverse stock split described in the third paragraph of footnote 8, for which the date is November 27, 1996

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                                 BALANCE SHEETS

                                     ASSETS

                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1996           1995
                                                                                      -------------  ------------

CURRENT ASSETS:
  Cash and cash equivalents.........................................................   $   276,804    $      106
  Trade accounts receivable, net of $40,000 and $18,250 allowance for doubtful
    accounts........................................................................       285,955       668,312
  Inventories.......................................................................       281,678       203,753
  Prepaid expenses and other current assets.........................................        50,913        10,252
                                                                                      -------------  ------------
      Total current assets..........................................................       895,350       882,423

PROPERTY AND EQUIPMENT, net.........................................................       395,834        37,715

EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED, net..............................       807,500        --

DEFERRED FINANCING AND OFFERING COSTS...............................................       208,076        --
                                                                                      -------------  ------------

TOTAL ASSETS........................................................................   $ 2,306,760    $  920,138
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of capital lease obligations......................................   $    30,593    $   --
  Notes payable:
    Related parties.................................................................       340,465       103,199
    Other...........................................................................       --            386,801
  Accounts payable..................................................................       729,278       423,366
  Other accrued liabilities.........................................................       257,545        61,480
                                                                                      -------------  ------------
      Total current liabilities.....................................................     1,357,881       974,846
                                                                                      -------------  ------------

CAPITAL LEASE OBLIGATIONS, net of current portion...................................       141,146        --

UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTES.................................       817,500        --

COMMITMENTS AND CONTINGENCIES (NOTES 7 AND 8)

STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 20,000,000 shares authorized; 1,700,595 and 216,837 shares issued and outstanding as of September 30, 1996 and December 31, 1995,
    respectively....................................................................       400,130        62,714
  Accumulated deficit...............................................................      (409,897)     (117,422)
                                                                                      -------------  ------------
      Total stockholders' deficit...................................................        (9,767)      (54,708)
                                                                                      -------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT.........................................   $ 2,306,760    $  920,138
                                                                                      -------------  ------------
                                                                                      -------------  ------------

             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                            STATEMENTS OF OPERATIONS

                                                              FOR THE NINE MONTHS         FOR THE YEARS ENDED
                                                              ENDED SEPTEMBER 30,             DECEMBER 31,
                                                           --------------------------  --------------------------
                                                               1996                        1995          1994
                                                           ------------      1995      ------------  ------------
                                                                         ------------
                                                                         (UNAUDITED)

NET SALES................................................  $  4,222,433  $  3,044,539  $  4,120,743  $  1,830,734

  Cost of sales..........................................     3,416,948     2,465,279     3,339,891     1,370,874
                                                           ------------  ------------  ------------  ------------

GROSS MARGIN.............................................       805,485       579,260       780,852       459,860

  Operating expense......................................     1,390,779       508,235       784,150       497,284
                                                           ------------  ------------  ------------  ------------

OPERATING INCOME (LOSS)..................................      (585,294)       71,025        (3,298)      (37,424)

OTHER INCOME (EXPENSE):
  Interest expense, net..................................      (128,332)      (21,135)      (29,739)      (17,867)
  Other..................................................          (822)        2,010         9,735        32,416
                                                           ------------  ------------  ------------  ------------
  Other, Net.............................................      (129,154)      (19,125)      (20,004)       14,549
                                                           ------------  ------------  ------------  ------------

NET INCOME (LOSS)........................................  $   (714,448) $     51,900  $    (23,302) $    (22,875)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

PRO FORMA NET INCOME (LOSS) PER SHARE....................  $       (.35)               $       (.02)
                                                           ------------                ------------
                                                           ------------                ------------

PRO FORMA COMMON SHARES AND EQUIVALENTS OUTSTANDING......     2,030,952                   1,352,075
                                                           ------------                ------------
                                                           ------------                ------------

             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                    COMMON STOCK
                                                               -----------------------  ACCUMULATED
                                                                 SHARES      AMOUNT       DEFICIT        TOTAL
                                                               ----------  -----------  ------------  -----------

BALANCES, January 1, 1994....................................     216,837  $    52,714   $  (71,246)  $   (18,532)

  Options issued to officer for compensation.................      --           10,000       --            10,000
  Net loss...................................................      --          --           (22,875)      (22,875)
                                                               ----------  -----------  ------------  -----------

BALANCES, December 31, 1994..................................     216,837       62,714      (94,121)      (31,407)

  Net loss...................................................      --          --           (23,302)      (23,302)
                                                               ----------  -----------  ------------  -----------

BALANCES, December 31, 1995..................................     216,837       62,714     (117,423)      (54,709)

  Exercise of stock options..................................     804,881        1,745       --             1,745
  Compensation recognized related to transfers of common
    stock to employees.......................................      --           82,940       --            82,940
  Shares issued in acquisition of IPI........................     678,877      674,705       --           674,705
  Reclassification of accumulated deficit in connection with termination of tax status as a Subchapter
    S-Corporation............................................      --         (421,974)     421,974       --
  Net loss...................................................      --          --          (714,448)     (714,448)
                                                               ----------  -----------  ------------  -----------

BALANCES, September 30, 1996.................................   1,700,595  $   400,130   $ (409,897)  $    (9,767)
                                                               ----------  -----------  ------------  -----------
                                                               ----------  -----------  ------------  -----------

             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE NINE MONTHS        FOR THE YEARS ENDED
                                                                ENDED SEPTEMBER 30,            DECEMBER 31,
                                                             --------------------------  ------------------------
                                                                 1996                       1995         1994
                                                             -------------     1995      -----------  -----------
                                                                            -----------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................  $    (714,448)  $  51,900   $   (23,302) $   (22,875)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Depreciation and amortization..........................         88,653      12,483        33,595        6,087
    Stock based compensation...............................         82,940      --           --            10,000
    Provision for bad debt.................................         22,647         500        22,445        1,776
    Changes in operating assets and liabilities:
      (Increase) decrease in:
        Accounts receivable................................       (394,819)   (304,083)     (374,835)    (142,549)
        Inventories........................................        (77,925)    (36,516)      (52,889)     (62,969)
        Other assets.......................................        (25,661)    (36,121)       13,216       (8,790)
      Increase (decrease) in:
        Accounts payable and accrued liabilities...........        303,842     265,086       244,771       37,964
        Other liabilities..................................        109,412      (1,803)       32,048       27,425
                                                             -------------  -----------  -----------  -----------
  Net cash used in operating activities....................       (605,359)    (48,554)     (104,951)    (153,931)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment..........       (377,307)    (35,140)      (34,210)     (33,006)
  Cash acquired in merger with IPI.........................          4,987      --           --           --
                                                             -------------  -----------  -----------  -----------
    Net cash used in investing activities..................       (372,320)    (35,140)      (34,210)     (33,006)
CASH FLOWS FROM FINANCING ACTIVITY:
  Proceeds from sale of accounts receivable................        773,614      --           --           --
  Proceeds from issuance of common stock...................          1,745      --           --           --
  Proceeds from issuance of notes payable and capital
    leases.................................................      3,206,866     661,698       790,215      488,885
  Payment on notes payable.................................     (2,519,772)   (580,658)     (659,004)    (330,203)
  Payment for deferred financing and offering costs........       (208,076)     --           --           --
                                                             -------------  -----------  -----------  -----------
    Net cash provided by financing activities..............      1,254,377      81,040       131,211      158,682
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........        276,698      (2,654)       (7,950)     (28,255)
CASH AND CASH EQUIVALENTS, beginning of period.............            106       8,056         8,056       36,311
                                                             -------------  -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period...................  $     276,804   $   5,402   $       106  $     8,056
                                                             -------------  -----------  -----------  -----------
                                                             -------------  -----------  -----------  -----------
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
  Cash payments for interest...............................  $     129,551   $  21,135   $    29,739  $    17,867
                                                             -------------  -----------  -----------  -----------
                                                             -------------  -----------  -----------  -----------
  Net assets, net of cash assumed, acquired in merger of
    Navidec with IPI.......................................  $     286,013   $  --       $   --       $   --
                                                             -------------  -----------  -----------  -----------
                                                             -------------  -----------  -----------  -----------

             See accompanying notes to these financial statements.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION AND NATURE OF OPERATIONS--The Company was incorporated in the State of Colorado in 1993 and distributes various high technology and other products through traditional and electronic channels. Effective on July 1, 1996, the Company merged with IPI and as a result, the Company also provides comprehensive Internet and Intranet solutions, including design and development of Worldwide Web sites, marketing, database integration, electronic commerce and order fulfillments. The Company has a December 31 year-end.

    INVENTORIES--Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of products held for resale.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets using the 200% declining balance method generally over a three to seven year period. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statements of operations.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of cash, trade accounts receivable, notes payable--other, accounts payable, and accrued liabilities approximate fair value. The carrying amount of notes payable--stockholders which have interest rates of 5% and -0-% are considered to be at below market rates, however, based on the short-term nature of these notes, the fair value is not materially different from the stated value.

    CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    REVENUE RECOGNITION--The Company recognizes revenue upon delivery of its Internet/Intranet Solutions and Product Distribution goods. Internet/Intranet Solutions generally begin with consulting arrangements, which are billed on an hourly basis and/or on a percentage of completion method on fixed bid projects. Most of the Company's customers elect to update and expand their Web site frequently, and clients are billed monthly on a time and materials basis for these services. Additional sources of ongoing revenue include revenue from advertising sold by the Company on clients' Web sites, revenue from sales of merchandise and services over clients' Web sites and revenue from maintenance of client Web sites. The Company receives and records a percentage of the gross revenue from advertising and merchandise sales immediately upon completion of these sales.

    PRO FORMA INCOME (LOSS) PER SHARE--Loss per share is generally computed based on the weighted average number of shares outstanding. However, for the periods presented, common and common equivalent shares, including the options and convertible notes discussed in Notes 6 and 7, issued prior to the filing of the Company's registration statement, at prices below the $5.90 per share (estimated) minimum price (which is anticipated for the Company's proposed public offering) have been included in the weighted average calculation, as if they were outstanding for the year ended December 31, 1995 and

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the nine months ended September 30, 1996 (using the treasury stock method and the anticipated public offering price).

    INCOME TAXES--Subsequent to June 30, 1996, the Company converted to a "C Corporation" and adopted Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined, based on the difference between the financial statements and tax bases of asset and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. No provision has been made for income taxes since the Company has elected to be taxed as an "S Corporation" as defined by the Internal Revenue Code. The Company's stockholders will report the Company's taxable income or loss on their individual income tax returns. Pro forma income tax expense prior to the adoption of the "C Corporation" status is not presented due to anticipated losses for the year and a valuation allowance for the loss carryovers which would have been recorded under FASB 109 after the Company's proposed public offering and the termination of the "S" corporate election. At September 30, 1995, the Company had a net operating loss of approximately $325,000, which, if not previously utilized, will expire in 2011. At September 30, 1996, the tax effects of temporary differences that give rise to significant portions of deferred tax assets are $12,000 for allowance for doubtful accounts and $123,000 for the net operating loss carryforward, net of a valuation of allowance totaling $135,000.

    USE OF ESTIMATES--The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. The Company makes a significant estimates, including the allowance for doubtful account and the life of the excess of purchase price over net assets acquired (goodwill) in the IPI merger. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that the life of goodwill could be revised over the next year and such revisions could be material.

    IMPAIRMENT OF LONG-LIVED ASSETS--Effective January 1, 1996, the Company adopted Financial Accounting Standards Board Statement 121 (FAS 121). In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. Adoption of FAS 121 had no effect on the September 30, 1996 financial statements.

    STOCK-BASED COMPENSATION--In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement was effective for the Company January 1, 1996. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    During the nine months ended September 30, 1996, the Company granted options for the purchase of 212,500 shares of common stock to an employee at the fair market value as estimated by management of the Company. Management of the Company believes the adoption of FAS 123 is not expected to have a material impact on the Company's financial statements in the future based on transactions through September 30, 1996.

    UNAUDITED INFORMATION--The statement of operations for the nine-month period ended September 30, 1995 was taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals), which are necessary to properly reflect the results of operations for the nine months ended September 30, 1995. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.

2. CONTINUED OPERATIONS:

    The accompanying financial statements have been prepared assuming that the Company will continue operating as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred net losses for the past two years and has had negative cash flows from operations. As described in Notes 3, 6, and 8, management has taken the following actions to improve the Company's cash flow and operating results.

    - In October 1996, the Company completed a private offering for the sale of $1,437,500 of unsecured subordinated convertible promissory notes and intends to complete a public offering to provide gross proceeds of approximately $4,554,500.

    - Effective July 1, 1996, the Company acquired IPI. Even though IPI has had insignificant revenues, management believes that the merger will enhance the operating results of the combined entity.

    The Company is also aggressively working to increase revenues and improve operating results to ultimately achieve profitability, although no assurances can be given the Company will be successful. The Company's ability to continue as a going concern is dependent upon the factors described above. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3. ACQUISITION OF IPI:

    Effective July 1, 1996, the Company acquired IPI in a purchase transaction, where the Company acquired 100% of the stock of IPI for 678,877 shares of common stock of the Company and a $75,000 note payable. The acquisition was valued at approximately $750,000 and resulted in goodwill of approximately $850,000 being recorded. The goodwill is being amortized over five years. IPI develops, markets, and supports World Wide Web (Web) sites, on the Internet or Intranets. IPI designs and implements Web sites ranging from basic inquiry-only sites to complex, interactive sites capable of providing on-line commerce, database integration and manipulation, sophisticated graphics, animation, and other multi-media content. IPI also serves as a value-added reseller of software capable of allowing the Internet or Intranet user to use self-service applications such as the on-line purchase of products or services, product warranty and

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. ACQUISITION OF IPI: (CONTINUED)
support, employee benefit enrollments and other applications. Immediately after the effective date of the merger, IPI was dissolved.

    The unaudited following pro forma information presents the effect of the merger as if it occurred on January 1, 1995.

                                                                     FOR THE
                                                                   NINE MONTHS     FOR THE
                                                                      ENDED       YEAR ENDED
                                                                  SEPTEMBER 30,  DECEMBER 31,
                                                                      1996           1995
                                                                  -------------  ------------
Revenue.........................................................   $ 4,407,862    $4,288,317
                                                                  -------------  ------------
                                                                  -------------  ------------
Net loss........................................................   $  (900,326)   $ (193,719)
                                                                  -------------  ------------
                                                                  -------------  ------------
Loss per share..................................................   $      (.44)   $     (.09)
                                                                  -------------  ------------
                                                                  -------------  ------------
Common share and equivalents outstanding........................     2,030,952     2,030,952
                                                                  -------------  ------------
                                                                  -------------  ------------

    The above pro forma information is not necessarily indicative of the financial results which would have occurred if such acquisition had taken place at the earlier date, nor of future operating results.

4. CONCENTRATION OF CREDIT RISK:

    Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions described below. In accordance with FASB Statement No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, the credit risk amounts shown do not take into account the value of any collateral or security.

    A geographic concentration exists because the Company has historically sold approximately 40% of its products and services in the State of Colorado with remaining revenue derived from sales throughout the United States. Financial instruments that subject the Company to credit risk consist principally of accounts receivable.

    At September 30, 1996, accounts receivable totaled $325,955, and the Company has provided an allowance for doubtful accounts of $40,000. For the nine months ended September 30, 1996 and 1995, and for the years ended December 31, 1995 and 1994, bad debts totaled $22,647, $500, $22,445, and $1,176, respectively. The
Company performs periodic credit evaluations on its customers' financial condition and believes that the allowance for doubtful accounts is adequate.

    At September 30, 1996, the Company maintained cash balances with a commercial bank, which were approximately $171,000 in excess of FDIC insurance limits.

    The Company is dependent on four key suppliers. The Company has contracts with these suppliers, however, they are not exclusive and can be terminated at any time. Management believes that while the Company may suffer a short-term adverse impact, it would be able to replace anyone of these suppliers.

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                                  SEPTEMBER 30,  DECEMBER 31,
                                                                      1996           1995
                                                                  -------------  ------------
Furniture, fixtures and equipment...............................   $   474,541    $   82,924
Leasehold improvements..........................................        14,318         1,620
                                                                  -------------  ------------
                                                                       488,859        84,544
Less accumulated depreciation...................................       (93,025)      (46,829)
                                                                  -------------  ------------
                                                                   $   395,834    $   37,715
                                                                  -------------  ------------
                                                                  -------------  ------------

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. NOTES PAYABLE:

    Notes payable consist of the following:

                                                                  SEPTEMBER 30,  DECEMBER 31,
                                                                      1996           1995
                                                                  -------------  ------------
RELATED PARTIES:
  Note payable to an entity affiliated with an officer/
    director/shareholder due on demand, non-interest bearing.      $    32,500    $   --
  Note payable to an officer/director/shareholder, principal along with interest at 10% per annum due in December 31,
    1997.The Company intends to pay this note from the proceeds
    of its initial public offering (see Note 8).                        45,110        --
  Note payable to a shareholder, non-interest bearing,
    subordinated to all other indebtedness of the Company, due
    in monthly installments of $6,250 through July 1, 1997.             62,364        --
  Notes payable to two officers/directors/shareholders,
    subordinated to all other indebtedness of the Company,
    principal and interest at 9.75% per annum due July 1,
    1997.Subsequent to September 30, 1996, the Company paid off
    a $70,000 note.                                                    100,000        --
  Note payable to a shareholder, principal and interest at 5%
    per annum are due as determined by the Company's
    shareholders.The Company intends to pay this note from the
    proceeds of its initial public offering (see Note 8).              100,491       103,199
                                                                  -------------  ------------
                                                                   $   340,465    $  103,199
                                                                  -------------  ------------
                                                                  -------------  ------------
OTHER:
  Note payable to a bank, interest at prime plus 1.5% (10.5% at
    December 31, 1995) and principal payments of $3,333 payable monthly, with remaining principal paid upon maturity in
    June1996, collateralized by accounts receivable, inventory, furniture, fixtures, equipment and a shareholder's home,
    guaranteed by two shareholders of the Company.                 $   --         $  200,000

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. NOTES PAYABLE: (CONTINUED)

                                                                  SEPTEMBER 30,  DECEMBER 31,
                                                                      1996           1995
                                                                  -------------  ------------
  Revolving line-of-credit with bank maximum borrowings of
    $200,000; interest of prime plus 1.5% (10.5% at December 31,
    1995); collateralized by accounts receivable, inventory,
    furniture, fixtures, equipment and a shareholder's home,
    guaranteed by two shareholders of the Company.The revolving line-of-credit agreement required compliance with certain
    covenants and expired in June 1996..........................       --            186,801
                                                                  -------------  ------------
                                                                   $   --         $  386,801
                                                                  -------------  ------------
                                                                  -------------  ------------

    PRIVATE OFFERING OF UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTES--In October 1996, the Company completed the sale of $1,437,500 of unsecured subordinated convertible promissory notes. As of September 30, 1996, the Company had closed $817,500 in sales of these notes. Each $50,000 in principal is convertible into 12,142.67 Units (consisting of one share of common stock and one warrant) upon consummation of the initial public offering. The warrants will be identical to the warrants offered in the initial public offering. Interest at 10% per annum is due on the earlier of December 30, 1997 or the consummation of the public offering. In the event that the Company has not consummated the initial public offering prior to December 30, 1997 and the Company defaults in the repayment of the notes, the Company will issue 10,625 Units for every $50,000 in principal. The warrants in such case will be exercisable within five years from the closing date of the offering of these notes at $4.12 per share. In addition, principal and interest at the lesser of prime rate plus 8% or the maximum rate permitted by law will become immediately payable. The notes are subordinated to all other indebtedness of the Company. (See Note 8).

7. COMMITMENTS:

    CAPITAL LEASE OBLIGATIONS--The Company leases certain equipment under agreements classified as capital leases. Equipment under the leases has a cost of approximately $177,000 and accumulated amortization of approximately $6,000. The following is a schedule of future minimum lease payments under capital leases at September 30, 1996.

Future minimum lease payments..................................  $ 248,082
Less amount representing interest..............................     76,343
                                                                                    -
                                                                 ---------
Present value of net minimum lease payments....................    171,739

Less current portion...........................................    (30,593)
                                                                                    -
                                                                 ---------
                                                                 $ 141,146
                                                                                    -
                                                                                    -
                                                                 ---------
                                                                 ---------

    OFFICE LEASES--The Company leases two offices under operating leases for terms expiring in 1996 and 2001. During 1996, the Company terminated one of its leases effective December 1996. A termination fee of $10,000 is due on December 31, 1996. The Company moved its offices and entered into a new lease. The

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS: (CONTINUED)
lease calls for monthly payments of $4,584. These lease payments are included in the schedule below. The aggregate minimum annual lease payments are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
Year ending December 31:
  1996............................................................................  $   51,496
  1997............................................................................      55,012
  1998............................................................................      55,012
  1999............................................................................      55,626
  2000............................................................................      55,626
  Thereafter......................................................................      35,287
                                                                                    ----------
    Total minimum lease payments..................................................  $  308,059
                                                                                    ----------
                                                                                    ----------

    RECEIVABLES SOLD WITH RECOURSE--In 1996, the Company entered into an agreement with a bank to sell, with full recourse, existing and future accounts receivable to a maximum of $750,000 at a 2.55% discount. The Company must maintain a cash reserve account with the bank of up to 20% of the face amount of receivables sold to the bank. The Company's recourse obligation is secured by all of the Company's assets and is guaranteed by two of the Company's shareholders. As of September 30, 1996, the face amount of receivables sold was $743,975.

    EMPLOYMENT AGREEMENTS--In July 1996, the Company entered into employment agreements with two shareholders. The agreements provide for payments totaling $165,000 per year through June 30, 1998 and include covenants not to compete during the term of employment and for one year thereafter.

    The Company entered into an employment agreement with an employee which commenced on August 1, 1996 and ends January 31, 1997 which is to be extended for an additional 24 months from the date of completion of an initial public offering by the Company. The agreement provides for payments of $5,400 per month plus options to purchase 212,500 shares of the Company's common stock at $4.12 per share. The options are exercisable after 30 months and must be exercised within 60 months from the date of the agreement. The agreement also contains a covenant not to compete during the term of the employee's employment and for one year thereafter. In July 1996, the company borrowed $182,500 from this employee. The Company repaid this in full in August 1996.

8. STOCKHOLDERS' EQUITY:

    TERMINATION OF S-CORPORATION STATUS--Effective July 1, 1996, the Company terminated its S-Corporation status and became a C-Corporation. As a result, the Company reclassified its accumulated deficit attributable to the S-Corporation as a reduction in common stock upon termination of S-Corporation status.

    LETTER OF INTENT FOR A PUBLIC OFFERING--On July 1, 1996, the Company signed a letter of intent with an underwriter which has subsequently been amended, to provide for a public offering consisting of 1,000,000 Units to provide gross proceeds to the Company of approximately $4,554,500. Included in the 1,000,000 shares are 245,000 shares of common stock offered by the holders of the unsecured subordinated

                                 NAVIDEC, INC.
                          (FORMERLY ACI SYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. STOCKHOLDERS' EQUITY: (CONTINUED)
convertible promissory notes. The Company anticipates that the offering price will be $6.00 per unit, of which $0.10 is the warrant price. Each warrant will allow the holder to purchase one share of common stock at an exercise price of 120% of the unit offering price for a period of five years after the date of the offering. The warrants are redeemable by the Company at $.05 per warrant upon 30 days notice if the market price of the common stock for 20 consecutive trading days within the 30-day period preceding the date the notice is given equals or exceeds 140% of the unit offering price. The underwriter has a 60-day option (over-allotment option) to purchase up to 150,000 Units at the unit offering price. The Company will also sell to the underwriter at the close of the public offering underwriters warrants, at a price of $0.001 per warrant, to purchase 100,000 shares of common stock exclusive of the over-allotment. The underwriters warrants will be exercisable for 4 years beginning one year after the effective date of the registration statement at 125% of the offering price of the common stock. The letter of intent is subject to change and cancellation by either party.

    STOCK SPLIT--During 1996, the Company declared a 1 for 2 reverse stock split and 510.2041 to 1 stock split. The Company also declared a .85 for 1 reverse stock split to be effective immediately prior to the initial public offering. Accordingly, all common stock reflected in the financial statements and accompanying notes reflect the effect of the split and reverse splits.

    COMMON STOCK TRANSFERS AND OPTIONS--In June 1996, an officer and a shareholder transferred 83,725 shares of common stock to employees at no cost. The Company recognized $82,940 in compensation expense related to this transfer.

    During 1994 and 1993, the Company issued stock options to an officer and shareholder to purchase 804,881 shares of common stock at an exercise price of $1,745, which resulted in compensation expense being recognized of $10,000 and $29,000, respectively, related to the issuance of such options. During June 1996, these options were exercised.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Interactive Planet, Inc.
Denver, Colorado

    We have audited the balance sheet (not separately included herein) of Interactive Planet, Inc. (IPI) as of December 31, 1995, and the accompanying related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from May 15, 1995 (inception date) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPI as of December 31, 1995, and the results of its operations and its cash flows for the period from May 15, 1995 (inception date) to December 31, 1995, in conformity with generally accepted accounting principles.

    The accompany financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations and has had negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                             HEIN + ASSOCIATES LLP

Denver, Colorado
October 4, 1996

                            INTERACTIVE PLANET, INC.

                            STATEMENTS OF OPERATIONS

                                                                                   FOR THE
                                                                                 PERIOD FROM
                                                                                 MAY 15, 1995
                                                                   FOR THE SIX    (INCEPTION
                                                                   MONTHS ENDED    DATE) TO
                                                                     JUNE 30,    DECEMBER 31,
                                                                       1996          1995
                                                                   ------------  ------------
                                                                   (UNAUDITED)
REVENUES.........................................................  $    185,429   $  167,574

    Cost of services.............................................        60,017       36,252
                                                                   ------------  ------------

GROSS MARGIN.....................................................       125,412      131,322

    Operating expense............................................       225,161      131,739
                                                                   ------------  ------------

OPERATING LOSS...................................................       (99,749)        (417)

    Interest expense.............................................         1,129       --
                                                                   ------------  ------------

NET LOSS.........................................................  $   (100,878)  $     (417)
                                                                   ------------  ------------
                                                                   ------------  ------------

             See Accompanying Notes to These Financial Statements.

                            INTERACTIVE PLANET, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

    FOR THE PERIOD FROM MAY 15, 1995 (INCEPTION DATE) THROUGH JUNE 30, 1996
                                  (UNAUDITED)

                                                 COMMON STOCK
                                             ---------------------  ACCUMULATED
                                               SHARES     AMOUNT      DEFICIT        TOTAL
                                             ----------  ---------  ------------  ------------

BALANCES, MAY 15, 1995.....................      --      $  --      $    --       $    --

    Common stock to founders for cash......   1,597,357      1,000       --              1,000

    Net loss...............................      --         --              (417)         (417)
                                             ----------  ---------  ------------  ------------

BALANCES, December 31, 1995................   1,597,357      1,000          (417)          583

    Net loss (unaudited)...................      --         --          (100,878)     (100,878)
                                             ----------  ---------  ------------  ------------

BALANCES, June 30, 1996 (Unaudited)........   1,597,357  $   1,000  $   (101,295) $   (100,295)
                                             ----------  ---------  ------------  ------------
                                             ----------  ---------  ------------  ------------

             See Accompanying Notes to These Financial Statements.

                            INTERACTIVE PLANET, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                   FOR THE
                                                                                 PERIOD FROM
                                                                                 MAY 15, 1995
                                                                                  (INCEPTION
                                                                                   DATE) TO
                                                                                 DECEMBER 31,
                                                                                     1995
                                                                   FOR THE SIX   ------------
                                                                   MONTHS ENDED
                                                                     JUNE 30,
                                                                       1996
                                                                   ------------
                                                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................................  $   (100,878)  $     (417)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization................................         8,305        5,545
    Changes in operating assets and liabilities:
      (Increase) decrease in:
        Accounts receivable......................................        (7,342)     (11,743)
        Other assets.............................................        24,536      (39,536)
      Increase (decrease) in:
        Accounts payable and accrued liabilities.................         2,070       --
        Other liabilities........................................        30,734       55,919
                                                                   ------------  ------------
    Net cash provided by (used in) operating activities..........       (42,575)       9,768

CASH FLOWS FROM INVESTING ACTIVITIES--
  Capital expenditures for property and equipment................         1,116       39,700
                                                                   ------------  ------------
    Net cash used in investing activities........................        (1,116)     (39,700)

CASH FLOWS FROM FINANCING ACTIVITY:
  Proceeds from issuance of common stock.........................       --             1,000
  Proceeds from issuance of notes payable........................        44,249       33,361
                                                                   ------------  ------------
    Net cash provided by financing activities....................        44,249       34,361

INCREASE IN CASH AND CASH EQUIVALENTS                                       558        4,429
CASH AND CASH EQUIVALENTS, beginning of period...................         4,429       --
                                                                   ------------  ------------
CASH AND CASH EQUIVALENTS, end of period.........................  $      4,987   $    4,429
                                                                   ------------  ------------
                                                                   ------------  ------------

             See Accompanying Notes to these Financial Statements.

                            INTERACTIVE PLANET, INC.

                         NOTES TO FINANCIAL STATEMENTS

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION--IPI was incorporated in the State of Colorado in 1995. The Company develops, markets, and supports World Wide Web (Web) sites, on the Internet or Intranets. The Company designs and implements Web sites ranging from basic inquiry-only sites to complex, interactive sites capable of providing on-line commerce, database integration and manipulation, sophisticated graphics, animation, and other multi-media content. The Company plans to utilize leading edge software in its Web site development.

    CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    REVENUE RECOGNITION--The Company recognizes revenue upon delivery of its Internet/Intranet Solutions. Internet/Intranet Solutions generally begin with consulting arrangements, which are billed on an hourly basis and/or on a percentage of completion method on fixed bid projects. Most of the Company's customers elect to update and expand their Web site frequently, and clients are billed monthly on a time and materials basis for these services. Additional sources of ongoing revenue include revenue from advertising sold by the Company on clients' Web sites, revenue from sales of merchandise and services over clients' Web sites and revenue from maintenance of client Web sites. The Company receives and records a percentage of the gross revenue from advertising and merchandise sales immediately upon completion of these sales.

    INCOME TAXES--The Company accounts for income taxes under SFAS No. 109 which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined, based on the difference between the financial statements and tax bases of asset and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    USE OF ESTIMATES--The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

    STOCK BASED COMPENSATION--In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.

    UNAUDITED INFORMATION--The statement of operations for the six-month period ended June 30, 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals), which are necessary to properly reflect the results of operations of the Company for the six months ended June 30, 1996. The results of operations for the interim period presented is not necessarily indicative of those expected for the year.

                            INTERACTIVE PLANET, INC.

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The Company had no operations from May 15, 1995 (inception date) to June 30, 1995, and as such, no comparative interim financial statements have been presented for this period.

2. CONTINUED OPERATIONS:

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets, including liquidation of liabilities in the normal course of business. The Company has incurred substantial debt and recurring losses. As of December 31, 1995, the Company has a working capital deficiency of $211,000 and total stockholders' equity of $583. As discussed in Note 6, subsequent to June 30, 1996, the Company merged with NAVIDEC, Inc. (NAVIDEC), which has also incurred losses and has had negative cash flows from operations. NAVIDEC, however, has completed a private placement of debt and is in the process of a public offering, which management believes should provide adequate funding to enable the combined entity to continue operations. In addition, management is aggressively pursuing an increase in revenues, which ultimately, the Company believes, will result in profitable operations. The Company's and Navidec's ability to continue as a going concern are dependent upon the factors described above. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3. STOCKHOLDERS' EQUITY (DEFICIT):

    During 1996, the Company declared a 15.97357 for 1 stock split. Accordingly, all common stock reflected in the financial statements and accompanying notes reflect the effect of the split.

4. INCOME TAXES:

    The components of the net deferred tax asset recognized as of December 31, 1995 is as follows:

Long-term deferred tax assets (liabilities):
  Net operating loss carryforwards.........................  $   5,000
  Valuation allowance......................................     (5,000)
                                                             ---------
  Net long-term deferred tax asset.........................  $      --
                                                             ---------
                                                             ---------

    At December 31, 1995, the Company had net operating loss carryforwards for Federal tax purposes of approximately $13,726. The loss carryforwards, unless utilized, will expire in 2010.

    The Company's ability to use its net operating loss (NOL) carryforwards to offset future income is subject to restrictions attributable to equity transactions that result in change in ownership as defined by the Internal Revenue Code. As a result of a merger subsequent to June 30, 1996 (see Note 8), these restrictions will limit, on an annual basis, the Company's future use of its NOL loss carryforwards.

5. MAJOR CUSTOMERS:

    For the period from May 15, 1995 (inception date) to December 31, 1995, the Company had sales to three customers representing 23%, 20%, and 12% of total sales, respectively. As of December 31, 1995, the Company's accounts receivable was from four customers. These receivables were collected in full subsequent to the period then ended.

                            INTERACTIVE PLANET, INC.

           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)

6. SUBSEQUENT EVENTS:

    Effective on July 1, 1996, the Company entered into an agreement and plan of merger with NAVIDEC. Each of the issued and outstanding shares of the Company's stock was exchanged for a share of NAVIDEC's common stock and NAVIDEC gave a $75,000 note to one of the shareholders of the Company. Subsequent to June 30, 1996, NAVIDEC completed an offering for $1,437,500 of unsecured subordinated convertible promissory notes. Additionally, NAVIDEC signed a letter of intent with an underwriter for a proposed public offering.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES BY ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    4
Risk Factors..............................................................    8
Use of Proceeds...........................................................   16
Dividend Policy...........................................................   17
Dilution..................................................................   18
Capitalization............................................................   19
Selected Financial Data...................................................   20
Management's Discussion & Analysis of Financial Condition and Results of
  Operations..............................................................   21
Business..................................................................   25
Management................................................................   35
Principal Stockholders....................................................   39
Bridge Financing Private Placement........................................   39
Bridge Financing Selling Stockholders.....................................   40
Additional Registered Securities..........................................   42
Certain Transactions......................................................   43
Description of Securities.................................................   44
Shares Eligible for Future Sale...........................................   46
Underwriting..............................................................   47
Experts...................................................................   51
Legal Matters.............................................................   51
Additional Information....................................................   51
Index to Financial Statements.............................................  F-1

                            ------------------------

    UNTIL MARCH 7, 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,000,000 UNITS

                                 [NAVIDEC LOGO]

                       EACH UNIT CONSISTING OF ONE SHARE
                            OF COMMON STOCK AND ONE
                         COMMON STOCK PURCHASE WARRANT

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                       JOSEPH CHARLES & ASSOCIATES, INC.

                               FEBRUARY 10, 1997

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